                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


                            DATED AS OF APRIL 7, 1997


                                      AMONG


                           PRINTRAK INTERNATIONAL INC.
                             A DELAWARE CORPORATION


                              TFP ACQUISITION CORP.
                          A SOUTH CAROLINA CORPORATION

                                       AND


                                    TFP INC.
                          A SOUTH CAROLINA CORPORATION

                                TABLE OF CONTENTS

                                                                            PAGE

1.   DEFINITIONS.1
2.   REORGANIZATION AND MERGER . . . . . . . . . . . . . . . . . . . . . . . . 1

     2.1     SURVIVING CORPORATION . . . . . . . . . . . . . . . . . . . . . . 2
     2.2     ARTICLES OF INCORPORATION AND BYLAWS OF TFP . . . . . . . . . . . 2
     2.3     COMMON STOCK OF MERGER SUB. . . . . . . . . . . . . . . . . . . . 2
     2.4     CONVERSION OF TFP STOCK . . . . . . . . . . . . . . . . . . . . . 2
     2.5     CONVERSION OF TFP DERIVATIVE SECURITIES . . . . . . . . . . . . . 2
     2.6     PROTECTION AGAINST DILUTION AS TO CONVERSION RATE . . . . . . . . 2
     2.7     EXCHANGE OF STOCK CERTIFICATES AND DERIVATIVE SECURITIES. . . . . 3
     2.8     FRACTIONAL SHARES . . . . . . . . . . . . . . . . . . . . . . . . 3
     2.9     ISSUANCE OF PRINTRAK COMMON STOCK . . . . . . . . . . . . . . . . 4
     2.10    TRANSFER BOOKS. . . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.11    TFP DISSENTING SHARES . . . . . . . . . . . . . . . . . . . . . . 4
     2.12    FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . 4
     2.13    ESCROW AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . 4

3.   THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
4.   REPRESENTATIONS AND WARRANTIES OF TFP . . . . . . . . . . . . . . . . . . 5

     4.1     ORGANIZATION AND EXISTENCE OF TFP . . . . . . . . . . . . . . . . 5
     4.2     AUTHORITY AND BINDING EFFECT. . . . . . . . . . . . . . . . . . . 5
     4.3     AUTHORIZED CAPITAL STOCK OF TFP . . . . . . . . . . . . . . . . . 6
     4.4     NO SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . 6
     4.5     TFP FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . 6
     4.6     LEASES, TITLE TO PROPERTIES, ETC. . . . . . . . . . . . . . . . . 7
     4.7     ABSENCE OF CERTAIN EVENTS . . . . . . . . . . . . . . . . . . . . 7
     4.8     INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     4.9     GUARANTIES AND SURETYSHIP . . . . . . . . . . . . . . . . . . . . 9
     4.10    ABSENCE OF UNDISCLOSED LIABILITIES. . . . . . . . . . . . . . . . 9
     4.11    TAXES AND TAX RETURNS . . . . . . . . . . . . . . . . . . . . . .10
     4.12    NOTES AND ACCOUNTS RECEIVABLE . . . . . . . . . . . . . . . . . .11
     4.13    FIXED ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . .11
     4.14    MATERIAL CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . .11
     4.15    INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . .12
     4.16    INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     4.17    LICENSES, PERMITS, ETC. . . . . . . . . . . . . . . . . . . . . .13
     4.18    LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     4.19    COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . . . .14
     4.20    EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     4.21    EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . . .14
     4.22    BANK ACCOUNTS AND POWERS OF ATTORNEY. . . . . . . . . . . . . . .16
     4.23    PRODUCT WARRANTIES AND LIABILITIES. . . . . . . . . . . . . . . .16
     4.24    LABOR MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . .16
     4.25    QUESTIONABLE PAYMENTS . . . . . . . . . . . . . . . . . . . . . .16
     4.26    BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     4.27    CONFLICT OF INTEREST. . . . . . . . . . . . . . . . . . . . . . .17


                                       -i-

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     4.28    BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . .17
     4.29    ENVIRONMENTAL AND SAFETY MATTERS. . . . . . . . . . . . . . . . .17
     4.30    CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . .18
     4.31    REPRESENTATIONS REGARDING POOLING OF INTERESTS. . . . . . . . . .18
     4.32    FULL DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . .18

5.   REPRESENTATIONS AND WARRANTIES OF PRINTRAK AND MERGER SUB . . . . . . . .18

     5.1     ORGANIZATION AND EXISTENCE. . . . . . . . . . . . . . . . . . . .18
     5.2     AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     5.3     ABSENCE OF CERTAIN CHANGES. . . . . . . . . . . . . . . . . . . .19
     5.4     VALIDITY OF PRINTRAK COMMON STOCK . . . . . . . . . . . . . . . .19
     5.5     CAPITAL STOCK OF MERGER SUB . . . . . . . . . . . . . . . . . . .19
     5.6     INVESTMENT INTENT . . . . . . . . . . . . . . . . . . . . . . . .19
     5.7     PRINTRAK FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . .19
     5.8     BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     5.9     AUTHORIZED CAPITAL STOCK OF PRINTRAK. . . . . . . . . . . . . . .20
     5.10    SEC REPORTS OF PRINTRAK . . . . . . . . . . . . . . . . . . . . .20
     5.11    MATERIAL CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . .20
     5.12    LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     5.13    CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . .21
     5.14    INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . .21
     5.15    EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . . .22
     5.16    REPRESENTATIONS REGARDING POOLING OF INTERESTS. . . . . . . . . .23
     5.17    FULL DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . .24

6.   COVENANTS OF TFP AND PRINCIPAL SHAREHOLDER. . . . . . . . . . . . . . . .24

     6.1     CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . .24
     6.2     ACCESS TO INFORMATION . . . . . . . . . . . . . . . . . . . . . .25
     6.3     PRESERVATION OF GOODWILL. . . . . . . . . . . . . . . . . . . . .25
     6.4     SHAREHOLDERS' APPROVAL. . . . . . . . . . . . . . . . . . . . . .25
     6.5     TRADE SECRETS . . . . . . . . . . . . . . . . . . . . . . . . . .26
     6.6     PREPARATION OF PROXY STATEMENT. . . . . . . . . . . . . . . . . .26
     6.7     TRANSACTION EXPENSES. . . . . . . . . . . . . . . . . . . . . . .26
     6.8     CLEARANCE CERTIFICATES. . . . . . . . . . . . . . . . . . . . . .26
     6.9     FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . .26

7.   MUTUAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

     7.1     BLUE SKY COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . .26
     7.2     PUBLIC ANNOUNCEMENTS. . . . . . . . . . . . . . . . . . . . . . .26
     7.3     CONFIDENTIALITY OF INFORMATION FURNISHED. . . . . . . . . . . . .27
     7.4     REASONABLE EFFORTS TO SATISFY CONDITIONS. . . . . . . . . . . . .27
     7.5     COVENANTS OF PRINTRAK . . . . . . . . . . . . . . . . . . . . . .27
     7.6     POOLING OF INTERESTS. . . . . . . . . . . . . . . . . . . . . . .27

8.   CONDITIONS TO OBLIGATIONS OF TFP. . . . . . . . . . . . . . . . . . . . .27

     8.1     PRINTRAK'S AND MERGER SUB'S REPRESENTATIONS AND
             WARRANTIES TRUE AT CLOSING. . . . . . . . . . . . . . . . . . . .27
     8.2     ESCROW AGREEMENT; REGISTRATION RIGHTS AGREEMENT . . . . . . . . .28
     8.3     OPINION OF PRINTRAK'S AND MERGER SUB'S COUNSEL. . . . . . . . . .28
     8.4     NO MATERIAL ADVERSE CHANGES . . . . . . . . . . . . . . . . . . .28
     8.5     EMPLOYMENT AND NON-COMPETE AGREEMENT. . . . . . . . . . . . . . .28

9.   CONDITIONS TO OBLIGATIONS OF PRINTRAK AND MERGER SUB. . . . . . . . . . .28

     9.1     TFP'S REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. . . . . . .28
     9.2     OPINION OF TFP'S COUNSEL. . . . . . . . . . . . . . . . . . . . .28
     9.3     NO DAMAGE OR DESTRUCTION. . . . . . . . . . . . . . . . . . . . .28
     9.4     CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . . . . .28
     9.5     UCC TERMINATION STATEMENTS. . . . . . . . . . . . . . . . . . . .29
     9.6     NO MATERIAL ADVERSE CHANGES . . . . . . . . . . . . . . . . . . .29
     9.7     SHAREHOLDER REPRESENTATIONS . . . . . . . . . . . . . . . . . . .29
     9.8     INTENTIONALLY OMITTED . . . . . . . . . . . . . . . . . . . . . .29
     9.9     TFP EMPLOYEE OPTIONS. . . . . . . . . . . . . . . . . . . . . . .29
     9.10    SECURITIES COMPLIANCE . . . . . . . . . . . . . . . . . . . . . .29
     9.11    ASSIGNMENTS OF RIGHTS IN TECHNOLOGY . . . . . . . . . . . . . . .30
     9.12    EMPLOYMENT AND NON-COMPETE AGREEMENT. . . . . . . . . . . . . . .30
     9.13    SHAREHOLDER MATTERS . . . . . . . . . . . . . . . . . . . . . . .30
     9.14    JAMIS MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . .30
     9.15    ESCROW AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .30

10.  MUTUAL CONDITIONS TO OBLIGATIONS OF PRINTRAK, MERGER SUB AND TFP. . . . .30

     10.1    APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
     10.2    NO LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . .30
     10.3    NATURE OF STATEMENTS. . . . . . . . . . . . . . . . . . . . . . .30
     10.4    POOLING LETTER. . . . . . . . . . . . . . . . . . . . . . . . . .31
     10.5    TFP SHAREHOLDERS' APPROVAL. . . . . . . . . . . . . . . . . . . .31

11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . .31
12.  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

     12.1    INDEMNIFICATION OF PRINTRAK . . . . . . . . . . . . . . . . . . .31
     12.2    LIMITATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .31
     12.3    INDEMNIFICATION OF TFP. . . . . . . . . . . . . . . . . . . . . .32
     12.4    CLAIMS PROCEDURE. . . . . . . . . . . . . . . . . . . . . . . . .32
     12.5    TREATMENT OF INDEMNITY PAYMENTS . . . . . . . . . . . . . . . . .33
     12.6    AGREEMENT OF TFP INDEMNITORS. . . . . . . . . . . . . . . . . . .33

13.  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
14.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34

     14.1    CROSS REFERENCE TABLE . . . . . . . . . . . . . . . . . . . . . .34
     14.2    CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .35


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15.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

     15.1    EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     15.2    NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     15.3    ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .36
     15.4    SUCCESSORS BOUND. . . . . . . . . . . . . . . . . . . . . . . . .37
     15.5    CAPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     15.6    AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     15.7    ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .37
     15.8    COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . .37
     15.9    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . .37
     15.10   ATTORNEYS' FEES . . . . . . . . . . . . . . . . . . . . . . . . .37
     15.11   WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     15.12   SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . .37

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


     THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement") dated as of April 7, 1997, among Printrak International Inc., a Delaware corporation ("Printrak"), TFP Acquisition Corp., a South Carolina corporation and a wholly-owned subsidiary of Printrak ("Merger Sub"), TFP Inc., a South Carolina corporation ("TFP"), and Barry B. White (the "Principal Shareholder").


                                R E C I T A L S:

     A. Printrak, Merger Sub, TFP, and their respective Boards of Directors and the Principal Shareholder deem it advisable to effect a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), pursuant to which Merger Sub (the "Merger") shall be merged with and into TFP in accordance with the terms and provisions of this Agreement.

     B. As a result of the Merger the shareholders of TFP ("TFP Shareholders") will receive shares of Common Stock, $.0001 par value, of Printrak (the "Printrak Common Stock") in exchange for the issued and outstanding shares of Common Stock or Preferred Stock of TFP (collectively, the "TFP Stock"), all as more fully described in and subject to the specific terms and provisions of this Agreement.

     C. This Agreement sets forth the terms and conditions to which the parties hereto have agreed and further contemplate the consummation of certain related transactions hereinafter described.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants of the parties hereto, and subject to the terms and conditions set forth herein, the parties herein agree as follows:


     1. DEFINITIONS. Certain terms are used in this Agreement as specifically defined herein. Unless elsewhere defined in this Agreement, these definitions are set forth or referred to in Section 14 of this Agreement. As used in this Agreement, unless the context requires otherwise, the term "TFP" shall mean and refer to TFP, Inc. and its subsidiaries.

     2. REORGANIZATION AND MERGER. Subject to the terms and conditions of this Agreement, the parties hereto agree that Merger Sub and TFP shall execute and file the Articles of Merger in substantially the form attached hereto as EXHIBIT A with the South Carolina Secretary of State, whereupon Merger Sub shall be merged with and into TFP and TFP shall be the surviving corporation in such merger and shall become a wholly owned subsidiary of Printrak. It is intended that for federal tax purposes the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code. The parties intend that the Merger shall be accounted for using the pooling-of-interests method.

          2.1 SURVIVING CORPORATION. Upon the effectiveness of the Articles of Merger (hereinafter referred to as the "Effective Time of the Merger"), Merger Sub shall be merged with and into TFP and the separate existence of Merger Sub shall cease. TFP shall be the corporation surviving the Merger.

          2.2 ARTICLES OF INCORPORATION AND BYLAWS OF TFP. The Articles of Incorporation and Bylaws of Merger Sub at and immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation and Bylaws of TFP following the Effective Time of the Merger.

          2.3 COMMON STOCK OF MERGER SUB. Each share of the common stock of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into one (1) share of Common Stock of TFP.

          2.4   CONVERSION OF TFP STOCK.  Subject to the other terms of this
Section 2, each share of TFP Stock outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into a number of shares of Printrak Common Stock equal to the Conversion Number, subject to adjustment pursuant to Section 2.6 below and subject further to the provisions of Section
2.8 regarding the elimination of fractional shares. As used herein, the term "Conversion Number" means the number obtained by dividing (a) One Million Four Hundred Thousand (1,400,000) shares of Printrak Common Stock by (b) that number of shares of TFP Stock that is equal to the sum of (i) the total number of shares of TFP Stock that are issued and outstanding immediately prior to the Effective Time of the Merger, plus (ii) the total number of shares of TFP Stock, if any, that are directly or indirectly ultimately issuable by TFP upon the exercise, conversion or exchange of all TFP Derivative Securities that are issued and outstanding immediately prior to the Effective Time of the Merger. Each share of TFP Preferred Stock shall be treated as one share of TFP Common Stock.

          2.5 CONVERSION OF TFP DERIVATIVE SECURITIES. Subject to the other terms of this Section 2, each TFP Derivative Security and each Option to purchase shares of Common Stock of TFP held by an employee or director of TFP ("TFP Employee Options") outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into the right to acquire that number of shares of Printrak Common Stock determined by multiplying the number of shares of TFP Common Stock into which such TFP Derivative Security or TFP Employee Options are convertible immediately prior to the Effective Time of the Merger by the Conversion Number, at an exercise price per share of Printrak Common Stock equal to the exercise price per share of each TFP Derivative Security or TFP Employee Options divided by the Conversion Number, subject to adjustment pursuant to
Section 2.6 below and subject further to the provisions of Section 2.8 regarding the elimination of fractional shares. Such TFP Employee Options shall be assumed by Printrak under the terms of an employee option plan to be established by Printrak which shall provide the holders of such options with substantially the same rights and obligations as TFP's Stock Option Plan.

          2.6 PROTECTION AGAINST DILUTION AS TO CONVERSION RATE. In the event that Printrak subdivides or consolidates the Printrak Common Stock or declares a Common Stock dividend with respect to the Printrak Common Stock or recapitalizes or reclassifies its shares of Common Stock subsequent to the execution of this Agreement and effective prior to the Closing Date, the conversion rate and type of security (and the exercise price, with respect to TFP Derivative Securities and TFP Employee Options) shall be proportionately adjusted.

          2.7 EXCHANGE OF STOCK CERTIFICATES AND DERIVATIVE SECURITIES. Immediately following the Closing, TFP and Printrak shall jointly submit to Printrak's registrar and transfer agent, ChaseMellon Shareholder Services LLC, 400 South Hope Street, 4th Floor, Los Angeles, CA 90071 (the "Exchange Agent"), an instruction letter including a list of the names, addresses and social security numbers/taxpayer identification numbers of each holder of shares of TFP Stock outstanding immediately prior to the Effective Time of the Merger who has delivered the certificate or certificates representing all TFP Stock held by such TFP Shareholder to Printrak and for which the holders thereof are not entitled to claim dissenters' rights under the South Carolina Business Corporation Act of 1988, as amended (the "South Carolina Code"). As soon as reasonably practicable following the Effective Time of the Merger, Printrak shall cause the Exchange Agent to cause each such TFP Shareholder to receive, in exchange for the TFP Stock held by such TFP Shareholder, a certificate or certificates representing the number of whole shares of Printrak Common Stock into which the shares of TFP Stock so surrendered shall have been converted by the Merger (less the shares of Printrak Common Stock which are to be held in escrow pursuant to Section 2.13 below) and the cash payment in lieu of a fractional share of Printrak Common Stock, if any, to which such TFP Shareholder shall be entitled. Subject to any applicable escheat laws, until so surrendered and exchanged, each certificate which prior to the Effective Time of the Merger represented outstanding shares of TFP Stock shall be deemed for all corporate purposes of Printrak, other than the payment of dividends or other distributions, to evidence the ownership of the number of whole shares of Printrak Common Stock into which the shares of TFP Stock represented thereby shall have been converted and shall be deemed to represent, in lieu of a fractional share of Printrak Common Stock, the right to receive cash. No cash or stock dividend payable, no certificate representing split shares deliverable, and no other distribution payable or deliverable to holders of record of Printrak Common Stock at any time subsequent to the Effective Time of the Merger shall be paid or delivered to the TFP Shareholder of any certificate which at the Effective Time of the Merger represented TFP Stock unless and until such certificate is surrendered to Printrak. However, subject to any applicable escheat laws, upon such surrender there shall be paid or delivered to the initial holder of record of the certificate or certificates for Printrak Common Stock issued in exchange therefor, the amount of cash, a certificate representing the number of shares of Printrak Common Stock, or the other property resulting from any such dividends, splits, or other distributions, as the case may be, which shall have therefore become payable or deliverable with respect to Printrak Common Stock subsequent to the Effective Time of the Merger. No interest shall be payable with respect to such payment or delivery of dividends or other distributions upon the surrender of certificates which represented TFP Stock at the Effective Time of the Merger. Following the Effective Time of the Merger, Printrak shall exchange, or cause to be exchanged, agreements in respect of all TFP Employee Options exchanged pursuant to Section
2.5 above for the existing agreements governing such TFP Employee Options, which agreements shall, in the case of options to purchase TFP Stock, be governed by the terms of Printrak's 1997 Replacement Option Plan to be established by Printrak having terms comparable to the terms of TFP's Stock Option Plan.

          2.8 FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Printrak Common Stock shall be issued upon surrender of certificates of TFP Stock converted in connection with the Merger, and no dividend, stock split, or other distribution of Printrak shall relate to any such fractional share interest, and no such fractional share interest will entitle the owner thereof to vote or to any other rights of a stockholder of Printrak. In lieu of any such fractional share, each TFP

Shareholder shall be entitled, upon surrender of such TFP Shareholder's certificate or certificates representing TFP Stock, to receive a cash payment therefor, without interest, at a pro rata amount based on the closing price per share of Printrak Common Stock on the NASDAQ/NMS on the trading day immediately preceding the Effective Date of the Merger. No interest shall accrue with respect to any cash held for the benefit of TFP Shareholders of unsurrendered certificates representing shares of TFP Stock. Securities issued in exchange for TFP Derivative Securities and TFP Employee Options shall represent the right to purchase a number of shares of Printrak Common Stock rounded to the nearest whole number thereof.

          2.9 ISSUANCE OF PRINTRAK COMMON STOCK. All shares of Printrak Common Stock into which shares of the TFP Stock shall have been converted in connection with the Merger shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares and shall, when issued pursuant to the provisions hereof, be fully paid and nonassessable.

          2.10 TRANSFER BOOKS. The stock transfer books of TFP pertaining to TFP Stock outstanding at the Effective Time of the Merger shall be closed at the Effective Time of the Merger, and thereafter no transfer of any such shares of TFP Stock shall be recorded thereon. In the event a transfer of ownership of shares of TFP Stock is not recorded on the stock transfer books of TFP, a certificate or certificates representing the number of whole shares of Printrak Common Stock into which such shares of TFP Stock shall have been converted in connection with the Merger may be issued to the transferee of such shares of TFP Stock if the certificate or certificates representing such shares of TFP Stock is or are surrendered to the Exchange Agent accompanied by all documents deemed necessary by the Exchange Agent to evidence and effect such transfer of ownership of shares of TFP Stock and accompanied by the payment of any applicable stock transfer tax with respect to such transfer.

          2.11 TFP DISSENTING SHARES. TFP Shareholders holding any shares of TFP stock that are eligible to be "Dissenting Shares" within the meaning of Chapter 13 of the South Carolina Code with respect to the Merger and as to which dissenter's rights to require the purchase of such shares have been properly exercised will be entitled to their rights under Chapter 13 of the South Carolina Code with respect to such shares. Shares of TFP Stock as to which dissenting shareholders' rights of appraisal have not been properly perfected under Chapter 13 of the South Carolina Code will be converted as provided in
Section 2.4 above.

          2.12 FURTHER ASSURANCES. TFP agrees that if, at any time after the Effective Time of the Merger, Printrak considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to be obtained from TFP or its officers or directors, to consummate the Merger or to carry out the purposes of this Agreement at or after the Effective Time of the Merger, then Printrak, TFP and their respective officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes of this Agreement, in the name of TFP or otherwise.

          2.13 ESCROW AGREEMENT. Pursuant to an Escrow Agreeement to be entered into on or before the Closing (as defined in Section 3 below) in substantially the form of EXHIBIT B (the "Escrow Agreement"), among Printrak, the Indemnitors, the Escrow Agent and the TFP Shareholders (as those terms are defined in the Escrow Agreement). Printrak will withhold, pro rata, from the shares of Printrak Common Stock that would otherwise be delivered to holders of TFP Stock in the Merger, five percent (5%) of the shares of Printrak Common Stock issued in the Merger upon the conversion of outstanding TFP Stock (the "Escrow Shares") (the withholding of shares of Printrak Common Stock pursuant to this subparagraph (a) will be allocated among the holders of the shares of TFP Stock that are outstanding immediately prior to the Effective Time of the Merger, pro rata according to the number of outstanding shares of TFP Stock held by each such holder immediately prior to the Effective Time of the Merger).

          Printrak will deposit in an escrow pursuant to the Escrow Agreement (the "Escrow") stock certificates representing the Escrow Shares and related stock powers. The Escrow Shares and such stock powers, and any other property with respect thereto delivered to the Escrow Agent as provided in the Escrow Agreement will be held as collateral to secure the indemnification obligations of the TFP Shareholders under Section 12 hereof in accordance with the Escrow Agreement.

     3. THE CLOSING. The delivery of the various opinions, certificates, consents, instruments and documents which this Agreement contemplates (the "Closing") shall take place at the offices of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, counsel to Printrak, in Newport Beach, California, on April 30, 1997, or such other day and time as shall be mutually agreed upon by Printrak and TFP, but in no event later than May 31, 1997. The date of, and the time at which, the Closing takes place is herein referred to as the "Closing Date." As soon as practicable after the Closing, the appropriate officers of Printrak, Merger Sub and TFP shall take all necessary action to bring about the Effective Time of Merger.

     4. REPRESENTATIONS AND WARRANTIES OF TFP. TFP and the Principal Shareholder jointly and severally make the representations and warranties set forth below as of the date of this Agreement and as of the date of the Closing. Except as otherwise provided to the contrary, each party makes the representations and warranties without qualification as to knowledge. When a representation or warranty is made "to the best knowledge of" TFP (or language similar thereto), such knowledge shall be deemed to include the actual knowledge of the Key Employees. When a representation or warranty is made "to the best knowledge of" the Principal Shareholder (or language similar thereto), such knowledge shall be deemed to be the actual knowledge of the Principal Shareholder.

          4.1 ORGANIZATION AND EXISTENCE OF TFP. TFP is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and has all requisite corporate power to carry on its business as now conducted and as proposed to be conducted and to enter into and, subject to shareholder approval, perform its obligations under this Agreement. Except as set forth on SCHEDULE 4.1, TFP is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of the assets owned by it or the nature of the business transacted by it requires such qualification where the failure to so qualify would have a Material Adverse Effect. TFP has delivered to Printrak, or will deliver at the Closing, true, correct and complete copies of (a) the Articles of Incorporation (duly certified by the South Carolina Secretary of State), (b) the Bylaws (certified by the Secretary of TFP), and (c) the Minute and Stock Books (certified by the Secretary of TFP) of TFP.

          4.2 AUTHORITY AND BINDING EFFECT. The Principal Shareholder has the full legal right and capacity to execute and deliver this Agreement and each agreement referenced herein to which he is a party and to consummate the transactions contemplated by, and comply with his obligations under, such agreements. TFP has the full corporate power and authority to execute and deliver this Agreement and each agreement referenced herein to which it is a party and to consummate the transactions contemplated by, and comply with its obligations under, such agreements. This Agreement and each agreement referenced herein to which TFP is a party, and the consummation by TFP of its obligations herein and therein, have been duly authorized by all necessary corporate action of TFP, other than the approval of its shareholders in accordance with applicable law. This Agreement has been, and at the Closing each agreement referenced herein will be, duly executed and delivered by TFP and, to the extent he is a party thereto, the Principal Shareholder. This Agreement is, and when duly executed and delivered at the Closing each agreement referenced herein will be, the valid and binding agreement of TFP and/or the Principal Shareholder, as the case may be, enforceable against TFP and/or the Principal Shareholder, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity relating to the availability of equitable remedies. No further action is required to be taken by TFP or the Principal Shareholder, nor is it necessary for either of such parties to obtain any action, approval or consent by or from any third persons, governmental or other, to enable each of the such parties to enter into or perform their respective obligations under this Agreement and each agreement referenced herein to which it is a party, except for the consents of third parties to the Merger, as required by the Contracts, which shall be obtained by TFP on or before the Closing (unless waived in writing by Printrak). Such consents are set forth in
SCHEDULE 4.2 hereto.

          4.3 AUTHORIZED CAPITAL STOCK OF TFP. As of the date hereof, the authorized capital stock of TFP consists of 5,000,000 shares of redeemable convertible Preferred Stock, no par value, and 15,000,000 shares of Common Stock, no par value, of which 903,615 shares of Preferred Stock and 3,240,964 shares of Common Stock are validly issued and outstanding, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. All of the outstanding shares of Preferred Stock and Common Stock of TFP have been issued in transactions which were either exempt from registration under the Securities Act of 1933, (the "Securities Act") as amended, and all applicable state securities laws and blue sky acts. All shares of TFP Stock which have been reacquired by TFP have reverted to the status of authorized but unissued shares and are no longer outstanding. SCHEDULE 4.3 hereto contains a true, correct and complete list of all outstanding convertible securities, subscriptions, options, warrants, preemptive rights or other agreements or commitments obligating TFP to issue shares of TFP Stock or relating to the transfer or registration of TFP Stock, none of which have been issued in violation of applicable securities laws or the preemptive rights of any person.

          4.4 NO SUBSIDIARIES. Except for the following subsidiaries or equity investments TFP has no subsidiaries or equity investments in any person:
(a) TFP GmbH, a wholly owned European subsidiary; and (b) Instant Image Corporation, a wholly owned subsidiary.

          4.5 TFP FINANCIAL STATEMENTS. TFP has delivered to Printrak (a) the balance sheet (hereinafter referred to as the "TFP Balance Sheet") of TFP at December 31, 1996 (hereinafter referred to as the "Balance Sheet Date") and the related statements of income and shareholders' equity of TFP for the fiscal year then ended, together with the related notes thereto, as certified by KPMG Peat Marwick LLP, whose unqualified opinion thereon is included therewith; and (b) the audited balance sheets of TFP at December 31, 1994 and 1995, and the related statements of income and shareholders' equity of TFP for the periods then ended, together with the related notes thereto, as certified by Deloitte & Touche LLP, whose unqualified opinion thereon is included therewith, hereafter collectively referred to as the "Financial Statements". Such financial statements are complete and correct in all material respects and in accordance with the books of account and records of TFP, and present fairly in all material respects the financial position of TFP at the dates indicated and the results of its operations and the changes in its financial position for the periods then ended, in accordance with generally accepted accounting principles ("GAAP") consistently applied.

          4.6   LEASES, TITLE TO PROPERTIES, ETC.  Attached hereto as SCHEDULE
4.6 is a general description of each parcel of real property owned or leased by TFP. SCHEDULE 4.6 hereto also describes each lease agreement under which TFP has any leasehold interest in any real property. TFP is in possession of all such real properties owned or leased by it and described in SCHEDULE 4.6 hereto. TFP has good title to all properties and assets owned by it, including those reflected in the TFP Balance Sheet (other than properties and assets reflected in the TFP Balance Sheet which have since been sold or otherwise disposed of in the Ordinary Course of Business) and those described in SCHEDULE 4.6 hereto free and clear of all liens, mortgages, security interests and encumbrances, including any conditional sale or other title retention agreement (collectively, "Liens"), except:

                (a)   liens for taxes not yet due and payable;

                (b) statutory liens in immaterial amounts which are not yet delinquent;

                (c) minor defects and irregularities in title or encumbrances which do not impair the use thereof for the purposes for which they are held; and

                (d) as set forth in the TFP Balance Sheet or in SCHEDULE 4.6 hereto.

     The leases set forth in SCHEDULE 4.6 hereto are in full force and effect and there is no existing default of a material nature under any of such leases on the part of TFP or, to the best knowledge of TFP and the Principal Shareholder, the other party thereunder. Such leases consist only of documents described in SCHEDULE 4.6 hereto, complete and correct copies of which have been provided by TFP to Printrak. To the best knowledge of TFP and the Principal Shareholder, none of the buildings, structures or appurtenances located upon the real properties described in SCHEDULE 4.6 hereto or the operation and maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation (whether or not permitted because of prior nonconforming use) or violates any restrictive covenant or any provision of law, the effect of which would materially interfere with or prevent the continued use of such properties for the purposes for which they are now being used or would materially adversely affect the value thereof. The buildings and major items of equipment and machinery reflected on the TFP Balance Sheet are generally in such operating condition and repair, ordinary wear and tear excepted, as is adequate for the conduct of TFP's business. TFP has provided to Printrak a complete and correct copy of each policy of title insurance pertaining to the real properties (exclusive of leasehold interests) owned by TFP, and described in SCHEDULE 4.6 hereto.



          4.7 ABSENCE OF CERTAIN EVENTS. Except as set forth in SCHEDULE 4.7 attached hereto, since the Balance Sheet Date, TFP has not:

                (a) made any changes in its authorized capital or outstanding securities;

                (b) issued, sold, delivered or agreed to issue, sell or deliver any of its capital stock, bonds or other corporate securities, pursuant to existing employee stock options, or granted or agreed to grant any options, warrants or other rights calling for the issuance, sale or delivery thereof;

                (c) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligations or liability (absolute or contingent), except obligations and liabilities incurred in the Ordinary Course of Business;

                (d) paid any obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the TFP Balance Sheet and current liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business;

                (e) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kinds whatsoever in respect of its capital stock, or purchased, redeemed or otherwise acquired, or agreed to purchase, redeem or otherwise acquire, any of its outstanding capital stock;

                (f) except in the Ordinary Course of Business, sold, transferred, or otherwise disposed of, or agreed to sell, transfer, or otherwise dispose of, any of its assets, properties, or rights, or canceled or otherwise terminated, or agreed to cancel or otherwise terminate, any debts or claims;

                (g) except in the Ordinary Course of Business, entered or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its assets, properties, or rights, or requiring the consent of any party to the transfer and assignment of any such assets, properties, or rights;

                (h) waived any rights of value, without consideration therefor, which in the aggregate would have a Material Adverse Effect on TFP;

                (i) made or permitted any amendment or termination of any non-trade contract, agreement, or license to which it is a party or to which it or any of its assets or properties are subject;

                (j) made, directly or indirectly, any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination to pay any of its present or former officers, directors, or employees;

                (k) increased or agreed to increase the rate of compensation payable or to become payable by it to any of its officers, directors, or employees or adopted any new, or made any increase in, any existing, profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan, payment or arrangement made to, for, or with any of such officers, directors, or employees;

                (l) made any capital expenditures (or commitments therefor) in excess of $25,000 individually or in the aggregate;

                (m) entered into any other material transaction other than in the Ordinary Course of Business;

                (n) experienced any labor trouble or been informed of the loss or potential loss of any management or technical personnel which has, or can be anticipated to have, a Material Adverse Effect;

                (o) been cited for any material violations of the federal Occupational Safety Health Act of 1970 or any rules or regulations promulgated thereunder or any other act, rules or regulations of any other governmental agency;

                (p) suffered any damages, destruction or losses which in the aggregate are material to TFP's business, or incurred or become subject to any material claim or liability for any damages or alleged damages for any actual or alleged negligence or other tort or breach of contract which are in the aggregate material to TFP's business;

                (q) failed to operate the business of TFP in the ordinary course so as to use reasonable efforts to preserve the business intact, to keep available to Printrak the services of TFP's employees, and to preserve for Printrak the goodwill of TFP's suppliers, customers and others having business relations with it except where such failure would not have a Material Adverse Effect;

                (r) changed its accounting methods or practices by TFP materially adversely affecting its assets, liabilities or business; or

                (s) experienced any change in TFP's condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business or prospects, except for changes contemplated hereby or changes which have not, individually or in the aggregate, been materially adverse.

          4.8 INDEBTEDNESS. The TFP Balance Sheet reflects all indebtedness for borrowed money owed by TFP or to which any of its assets or properties are subject as of the date thereof and which is required to be reflected by GAAP therein. A complete and correct copy of each note, loan, credit or other similar instrument pursuant to which any such indebtedness for borrowed money was incurred has been delivered to Printrak.

          4.9 GUARANTIES AND SURETYSHIP. TFP is not a party to or bound by any guaranties, matters of suretyship, and other similar instruments.

          4.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the TFP Balance Sheet or in SCHEDULE 4.10, TFP does not have any debts, obligations, liabilities or commitments of any nature, whether due or to become due, absolute, contingent or otherwise, that, in accordance with GAAP, are required to be disclosed in a balance sheet or the footnotes thereto, and are not shown on the TFP Balance Sheet delivered pursuant hereto, other than liabilities incurred after the Balance Sheet Date in the Ordinary Course of Business and consistent with past practice. Such post-Balance Sheet Date liabilities are not material in amount and have not had and are not expected to have, individually or in the aggregate, a Material Adverse Effect. As to each liability, debt, obligation or commitment, fixed or contingent, that is set forth on SCHEDULE 4.10, TFP shall provide the following information, in writing as an attachment to such Schedule: (i) a summary description of the liability, debt, obligation or commitment, together with copies of all relevant documentation relating thereto, the amounts claimed and any other action or relief sought and, if in connection with a claim, suit or proceeding, the name of the claimant and all other parties involved therewith and the identity of the court or agency in which such claim, suit or proceeding is being prosecuted, and (ii) the best estimate of TFP and the Principal Shareholders of the maximum amount, if any, which is likely to become payable with respect to any contingent liability. For purposes hereof, if no written estimate is provided, such best estimate shall be deemed to be zero.

          4.11  TAXES AND TAX RETURNS.

                (a) Except as set forth on SCHEDULE 4.11: (i) TFP has duly filed all Tax Returns (as hereinafter defined) which are required by law to be filed by it on or prior to the date hereof; (ii) TFP has duly paid all Taxes (as hereafter defined) due or claimed to be due from it with respect to all taxable periods or portions of periods ended on or before the date hereof (whether or not shown on any Tax Return), and there are no assessments or claims for payment of Taxes now pending or, to the best knowledge of TFP , threatened, nor any audit of the records of TFP being made or threatened by any taxing authority for any such periods or portions thereof; and (iii) to the knowledge of TFP, there are no facts or circumstances which could reasonably be expected to constitute a basis for assessments or claims for the payment of additional Taxes. The amounts set up as provisions for Taxes, if any, on the most recent balance sheet included in the Financial Statements are sufficient for the payment of all unpaid Taxes of TFP, accrued for or applicable to the periods ended on such date and all years and periods prior thereto and for which TFP, at those dates, was liable. True and correct copies of TFP's three most recently filed tax returns have been delivered to Printrak. TFP has properly withheld and paid, or accrued for payment, when due, to appropriate state and/or federal authorities, all sales and use taxes, if any, and all amounts required to be withheld from payments made to its employees, independent contractors, creditors, shareholders, or other third parties and has also paid all employment taxes as required under applicable laws.

                (b) TFP has not waived any statute of limitation in respect of any Taxes or assessments by any federal, state, county, local, foreign or other taxing jurisdiction or agreed to any extension of time with respect to an assessment or deficiency in any Tax. TFP has not filed a consent under
Section 341(f) of the Tax Code concerning collapsible corporations.

                (c) TFP has not made any payments, and is not obligated to make any payments, nor is TFP a party to any agreement that under any circumstances could obligate it to make any payments, that would not be deductible under Section 280G of the Tax Code. TFP has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Tax Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Tax Code. TFP is not a party to any tax allocation or tax sharing agreement.

                (d) Except as set forth on SCHEDULE 4.11, TFP is not, and has never been, required to file a consolidated or combined state or federal income Tax Return with any other person or entity and is not liable for the Taxes of any person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as transferee or successor, by contract or otherwise.

                (e) For purposes of this Agreement, the term "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Tax Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                (f) For purposes of this Agreement, the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          4.12  NOTES AND ACCOUNTS RECEIVABLE.   Attached hereto as SCHEDULE
4.12 are (i) an accurate list of all accounts and notes receivable of TFP, including any accounts or notes receivable not reflected in the TFP Balance Sheet, (ii) an aging of all such accounts and notes receivable showing amounts due in 30-day aging categories and (iii) an accurate list of all work in process of TFP, in each case, as of the date of this Agreement. All such accounts and notes receivable and work in process on such listing arose from, and all accounts and notes receivable of TFP created between December 31, 1996 and the Closing will have arisen from, the provision of services or sale of products by TFP in the ordinary course of business. Neither TFP nor the Principal Shareholder has received any notice or knows of any counterclaim or set-off with respect to any such accounts or notes receivable or work in process, or any facts or circumstances that would be the basis for any such counterclaim or set-off, which is not reflected or taken into account in the contractual allowance or bad debt reserves set forth in the TFP Balance Sheet or accrued in the Ordinary Course of Business. Except to the extent collected since the Balance Sheet Date, all notes and accounts receivable or work in process reflected on the TFP Balance Sheet are, and all notes and accounts receivable or work in process accruing between the Balance Sheet Date and the Closing Date will be (i) bona fide claims against debtors for sale or other charges, (ii) subject to no material expenses, set-offs or counterclaims, and (iii) collected in an amount equal to the net amount thereof as set forth on the TFP Balance Sheet and those arising after the TFP Balance Sheet Date less the reserves provided therefor within 180 days of the date when due. Set forth on SCHEDULE 4.12 is an accurate list of all accounts receivable of TFP as of the date hereof subject to any "factoring" or similar arrangement.

          4.13 FIXED ASSETS. SCHEDULE 4.13 is a list of all of the fixed assets used in the Business, other than any fixed asset the replacement cost of which would be less than $500.00 and which is not of material importance to TFP's operations. The fixed assets are in good working order and condition, ordinary wear and tear excepted, have been properly maintained, are suitable for the uses for which they are being utilized in the Business, do not require more than regularly scheduled maintenance in the ordinary course, consistent with TFP's established maintenance policies, to keep them in good operating condition and comply with all requirements under applicable laws, regulations and licenses which govern the use and operation thereof.

          4.14 MATERIAL CONTRACTS. Except only as to contracts and documents listed in SCHEDULE 4.14 hereto or any other Schedule attached to this Agreement, TFP is not a party to or bound by, and none of its assets and properties are subject to, any:

                (a)   contract not made in the Ordinary Course of Business;

                (b)   employment, consulting, or representation contract;

                (c)   contract with any labor union or association;

                (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, hospitalization, insurance or other plan or agreement providing employee benefits;

                (e) lease with respect to any property, real or personal, whether as lessor or lessee, providing for an annual rental in excess of $10,000;

                (f) continuing contract which involves payments by TFP of in excess of $10,000 individually or $50,000 in the aggregate;

                (g) contract or commitment for any capital expenditures exceeding $10,000 individually or in the aggregate; or

                (h) executory contracts for the provision of services by TFP exceeding $50,000 in any year.

          A complete and correct copy of each contract listed on SCHEDULE 4.14 hereto or on any other Schedule attached hereto (collectively, the "Contracts") has been provided to Printrak, and each such contract is in full force and effect and TFP is not, and to the best knowledge of TFP and the Principal Shareholder, no other party thereto is in default thereunder.

          Each of such contracts, agreements, leases, licenses and instruments so listed, or required to be so listed, in SCHEDULE 4.14 is a valid and binding obligation of TFP and, to the best knowledge of TFP and the Principal Shareholder, the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in SCHEDULE 4.14 hereto, there have not been any defaults by TFP or, to the best knowledge of TFP, defaults or any claims of default or claims of nonenforceability by the other party or parties which, individually or in the aggregate, would have a Material Adverse Effect on TFP, and there are no facts or conditions that have occurred or that are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a default by TFP, or to the best knowledge of TFP, by the other party or parties, under any of such contracts, agreements, leases, licenses and instruments or would cause a creation of a lien, security interest or encumbrance upon any of the assets of TFP or otherwise have a Material Adverse Effect on TFP.



          4.15 INTELLECTUAL PROPERTY. Attached hereto as SCHEDULE 4.15 is an accurate list and description of all patents, patent applications, patent licenses, copyrights, copyright licenses, trademarks, trademark applications and trademark licenses, and other trade secrets, know-how or intellectual property rights (the "Intellectual Property") owned, held, utilized or applied for by TFP. Except as set forth on SCHEDULE 4.15, TFP owns all Intellectual Property rights that are necessary or required for the conduct of its business as presently conducted, such rights are sufficient for such conduct of its business as presently conducted, and no royalties, honoraria, fees or other payments are payable with respect to such Intellectual Property. Except as set forth in
SCHEDULE 4.15 hereto:

                (a) TFP has not infringed, is not now infringing, and has no knowledge of any infringement or claimed infringement by TFP of any patent, patent right, copyright, trademark, trademark right, trade secret or other intellectual property right of others;

                (b) neither TFP nor Principal Shareholder has any knowledge of any infringement of the patents, patent rights, copyrights, trademarks, trademark rights, trade secrets, or other intellectual property rights of, or under license to, TFP, nor of pending or threatened opposition proceedings relating to any pending or contemplated patent or trademark application of TFP;

                (c) neither TFP nor Principal Shareholder has any knowledge of any threatened or contemplated cancellation or revocation of any agreement granting to TFP any patent, copyright or trademark license or right; or

                (d) in no instance has the eligibility of any copyright to any material property included in the Intellectual Property been forfeited to the public domain by omission of any required notice or any other action.

          Except as disclosed on SCHEDULE 4.15, all personnel, including employees, agents and consultants, who have contributed to or participated in the conception and development of Intellectual Property on behalf of TFP either
(i) have been party to a "work-for-hire" arrangement or agreement with TFP, in accordance with applicable federal and state law, that has accorded TFP full, effective, exclusive and original ownership of all Intellectual Property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of TFP as assignee that have conveyed to TFP full, effective and exclusive ownership of all Intellectual Property thereby arising. TFP has validly and effectively obtained the right and license to use, copy, modify and distribute any third-party programming and materials contained in TFP's software programs and related technical documentation pursuant to contracts listed on SCHEDULE
4.15. TFP has no obligation for royalties, fees, payments or other obligations to any third party except as expressly set forth in SCHEDULE 4.15. TFP's software programs and related technical documentation do not contain derivative works of any programming or materials not owned in their entirety or duly licensed by TFP.

          4.16 INSURANCE. SCHEDULE 4.16 contains an accurate description of all policies of fire, general liability, property, worker's compensation, errors and omissions and other forms of insurance maintained by or on behalf of TFP in connection with the Business as protection for TFP's assets and the Business. Except as set forth in SCHEDULE 4.16 hereto, all of such policies are now in full force and effect and policies covering the same risks and in substantially the same amounts have been in full force and effect since January 1, 1994. TFP has not received any notice of cancellation or material amendment of any such policies; no coverage thereunder is being disputed; and all material claims thereunder have been filed in a timely fashion.

          4.17 LICENSES, PERMITS, ETC. Attached hereto as SCHEDULE 4.17 is a list and description of all material licenses, franchises, permits, easements, certificates, consents, rights and privileges, and other governmental authorizations necessary or appropriate to the conduct of the business of TFP OTHER THAN those listed on SCHEDULE 4.1. All such items are in full force and effect and complete and correct copies thereof have been furnished to Printrak. TFP is in compliance in all material respects with all conditions or requirements imposed by or in connection with such Licenses and Permits and with respect to its operation of the Business, and TFP has not received any notice, nor does TFP have any knowledge that any governmental authority intends to cancel, terminate or modify any of such licenses or permits or that valid grounds for any such cancellation, termination or modification currently exist.

          4.18  LITIGATION.   Except as set forth in SCHEDULE 4.18 hereto, there
is neither (a) any action, suit, proceeding or investigation, nor (b) any counter or cross-claim in an action brought by or on behalf of TFP, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of TFP, threatened, against TFP, which (i) could reasonably be expected to affect adversely TFP's ability to perform its obligations under this Agreement or the agreements referenced herein or complete any of the transactions contemplated hereby or thereby, or (ii) involves the reasonable possibility of any judgment or liability, or which may become a claim, against Printrak, Merger Sub, the Business or any of the assets of TFP prior to or subsequent to the Effective Time of the Merger. Except as set forth in Schedule 4.18, none of TFP or the Principal Shareholder is subject to any judgment, order, writ, injunction or decree of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over TFP, any of its assets or the Business.

          4.19 COMPLIANCE WITH LAWS. Since the date of its incorporation TFP has complied in all material respects with all applicable foreign, federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations, including, without limitation, those imposing taxes, in every applicable jurisdiction, in respect of the ownership of its assets and properties and the conduct of its business where the effect of
failure to so comply would have a Material Adverse Effect.   Except as disclosed
in SCHEDULE 4.19 hereto, and without limiting the generality of this Section 4.19, there are no unresolved (i) proceedings or investigations instituted or, to the best knowledge of TFP, threatened, by any such governmental authorities against TFP or relating to the Business, or (ii) citations issued or, to the best knowledge of TFP, threatened against TFP or the Business by any governmental authorities, or (iii) other notices of deficiency or charges of violation brought or, to the best knowledge of TFP, threatened against TFP or the Business, including under any federal or state regulation or otherwise, which could have, individually or in the aggregate, a Material Adverse Effect, or interfere with the maintenance of the permits, licenses, franchises, certificates, authorizations or any right to operate held by TFP; and, to the best knowledge of TFP, there are no facts or circumstances upon which any such proceedings, investigations, citations, notices, disallowances or charges may be instituted, issued or brought hereafter.

          4.20 EMPLOYEES. Attached hereto as SCHEDULE 4.20 is a list of the names and annual rates of salary and other compensation of all the present officers, directors, employees, and contractual agents of TFP. SCHEDULE 4.20 hereto summarizes the bonus, profit sharing, incentive, percentage compensation, vacation and other like benefits, if any, payable to such officers, directors, employees, and agents as of the date hereof. Except as disclosed in SCHEDULE
4.20 the transactions contemplated by this Agreement will not trigger any obligations of TFP under any employment, severance or other agreement, whether written or oral, with any of TFP's employees, nor will they give rise to any form of indemnity, claim or right to or of any employee of TFP under any agreement, law, rule or regulation, whether as a change in the condition of employment of such employee or otherwise. There are no claims, actions, suits, proceedings, or investigations pending, or to the best knowledge of TFP and the Principal Shareholders, threatened against TFP or any of its officers, directors, employees or agents in regard to race, creed, gender, age or other forms of discrimination, sexual harassment, wrongful discharge, or any other similar allegations.

          4.21 EMPLOYEE BENEFIT PLANS. SCHEDULE 4.21 hereto contains a complete list of TFP's Employee Plans. True, correct and complete copies or descriptions of such Employee Plans have been delivered to Printrak. For purposes of this Section 4.21, the term "Employee Plan" includes all present (including those terminated or transferred within the past five (5) years) plans, programs, agreements, arrangements, and methods of contribution or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of TFP or to any other person who provides services to TFP, whether or not such plan or plans, programs, agreements, arrangements, and methods of contribution or compensation are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are qualified under the Tax Code. The term Employee Plan includes, but is not limited to, pension, retirement, profit sharing, stock option, stock bonus, and nonqualified deferred compensation plans and includes any Employee Plan that is a multiemployer plan as defined in Section 3(37) of ERISA. The term Employee Plan also includes, but is not limited to, disability, medical, dental, health insurance, life insurance, incentive plans, vacation benefits, and fringe benefits. Any and all tax returns, reports, forms or other documents required to be filed by TFP under applicable federal, state or local law with respect to TFP's Employee Plans have been timely filed and are correct and complete in all respects; and any and all amounts due by TFP to any governmental agency or entity with respect to the Employee Plans have been timely and fully paid. Except as set forth in SCHEDULE 4.21, all Employee Plans are now, and have always been, established, maintained and operated in accordance with all applicable laws (including, but not limited to, ERISA and the Tax Code) and all regulations and interpretations thereunder and in accordance with their plan documents. All written communications with respect to each Employee Plan by any person (including, but not limited, to the members of any plan committee, all plan fiduciaries, plan administrators, TFP and its management, and TFP's employees) accurately reflect the documents and operations of each such Employee Plan. Except as disclosed in SCHEDULE 4.21, each funded Employee Plan providing for payment of deferred compensation is and always has been qualified under
Section 401 of the Code. Except as disclosed in SCHEDULE 4.21, the Internal Revenue Service has issued one or more determination letters with respect to each funded Employee Plan stating that, from the inception of each such Employee Plan, such Employee Plan has been and is qualified under Section 401 of the Tax Code and each trust maintained in connection with each such Employee Plan has been and is exempt under Section 501 of the Tax Code. Except set forth in
SCHEDULE 4.21, there is no unfunded liability for vested or nonvested benefits under any funded Employee Plan, and all contributions required to be made to or with respect to each Employee Plan have been completely and timely paid. All reports, forms and other documents required to be filed with any governmental entity with respect to any Employee Plan have been timely filed and, to the best knowledge of TFP, are accurate. There have been no filings with respect to any Employee Plan with the Pension Benefit Guaranty Corporation ("PBGC"). No liability to the PBGC has been incurred or is expected with respect to any Employee Plan except for insurance premiums, and all insurance premiums incurred or accrued up to and including the Closing Date have been or will be timely paid by TFP. No amount is, and as of the Closing Date no amount will be, due or owing from TFP to any "multiemployer plan" (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom. There has been no event or condition, nor is any event or condition expected, that would present a risk of termination of any Employee Plan, or which would constitute a "reportable event" within the meaning of Section 404(3) of ERISA and the regulations and interpretations thereunder. There has been no merger, consolidation, or transfer of assets or liabilities (including, but not limited to, a split-up or split-off) with respect to any Employee Plan. There is and there has been no actual or, to the best knowledge of TFP, anticipated, threatened or expected litigation or arbitration concerning or involving any Employee Plan. No complaints to or by any governmental entity have been filed or, to the best knowledge of TFP, have been threatened or are expected with respect to any Employee Plan. No Employee Plan or any other person has any liability to any plan participant, beneficiary or other person under any provision of ERISA, the Tax Code or any other applicable law by reason of any transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any Employee Plan. No Employee Plan provides medical benefits to one or more former employees (including retirees), other than benefits required to be provided under Section 4980B of the Tax Code. There is no contract, agreement or benefit arrangement covering any employee of TFP which individually or collectively would constitute an "excess parachute payment" under Section 280G of the Tax Code.

          4.22  BANK ACCOUNTS AND POWERS OF ATTORNEY.  Attached hereto as
SCHEDULE 4.22 is a list setting forth:

                (a) the name of each bank, savings and loan or other financial institution in which TFP has any account or safe deposit box, the account name and number of each such account or safe deposit box, and the names of all persons authorized to draw thereon or have access thereto; and

                (b) the name of each person, corporation, firm association, or business entity or enterprise holding a general or special power of attorney from TFP and a summary of the terms thereof.

          4.23  PRODUCT WARRANTIES AND LIABILITIES.  Except as set forth on
SCHEDULE 4.23 attached hereto and except for the warranties contained in certain of the contracts listed in SCHEDULE 4.14, TFP has not given or made any express warranties to third parties with respect to any services performed or products sold by it. Neither TFP nor the Principal Shareholder has any knowledge of any fact or of the occurrence of any event forming the basis of any present or future claim against TFP not fully covered by insurance, for liability on account of products liability or on account of any express or implied product warranty, except for warranty obligations and product returns in the Ordinary Course of Business and as set forth on SCHEDULE 4.23.

          4.24 LABOR MATTERS. TFP is not a party to a collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals which are pending or have been conducted or made with or by any labor union or association since January 1, 1994, and there are no pending or threatened labor disputes, strikes, or work stoppages which may have a Material Adverse Effect. TFP is in substantial compliance with all foreign, federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices.

          4.25 QUESTIONABLE PAYMENTS. TFP has not made, and neither TFP nor the Principal Shareholder has any knowledge that any shareholder, officer, director, employee, agent or other representative acting on its behalf has made, directly or indirectly, any bribes, kickbacks, or political contributions with corporate funds, payments from corporate funds not recorded on the books and records of TFP, payments from corporate funds which were falsely recorded on the books and records of TFP, payments from corporate funds to governmental officials in their individual capacities or illegal payments from corporate funds to obtain or retain business either within the United States of America or abroad.

          4.26 BROKERS. TFP is not a party to or in any way obligated under any contract or other agreement regarding, and there are no outstanding claims against it for the payment of, any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this Agreement or the transactions contemplated hereby.

          4.27 CONFLICT OF INTEREST. Except as set forth in SCHEDULE 4.27, no Principal Shareholder, officer or director of TFP or any Member of the Immediate Family of any such person:

                (a) has any direct or indirect interest in (A) any entity which does business with TFP, or (B) except by virtue of being a shareholder of TFP, any property, asset or right which is used by TFP in the conduct of its business;

                (b) has any contractual relationship with TFP other than with respect to the performance of services as an officer or director; or

                (c) has been involved in any transaction with TFP during the past three (3) years other than with respect to the performance of service as an officer or director as to the issuance of securities of TFP.

          4.28 BOOKS AND RECORDS. The books and records of TFP are in all material respects complete and correct and have been maintained in accordance with good business practice and generally accepted accounting principles and reflect a true record of all meetings or proceedings of its Board of Directors and shareholders to the knowledge of TFP.

          4.29  ENVIRONMENTAL AND SAFETY MATTERS.  Except as set forth in
SCHEDULE 4.29, TFP has complied with, and the operation of the Business is in compliance with, in all material respects, all federal, state, local and regional statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, and employee safety relating to or adversely affecting the Business or TFP's assets (collectively the "Environmental Laws"); and no notice of violation of any Environmental Laws or of any permit, license or other authorization relating thereto has been received, nor is any such notice pending or, to the best knowledge of TFP, threatened. Except as set forth in SCHEDULE 4.29, (i) except in compliance with applicable Environmental Laws and any licenses or permits relating thereto, there has been no generation, use treatment, storage, transfer, disposal, release or threatened release, in, at, under, from, to or into, or on such properties of toxic or hazardous substances during the ownership or occupancy thereof by TFP or, to the best knowledge of TFP, prior to such ownership or occupancy, and (ii) in no event has there been any generation, use, treatment, storage, transfer, disposal, release or threatened release, in, at, under, from, to or into, or on such properties of toxic or hazardous substances that has resulted in or is reasonably likely to result in a material adverse effect on the Business or any TFP's assets. For the purposes of this Section 4.30, "toxic or hazardous substances" shall include any material, substance or waste that, because of its quantity, concentration or physical or chemical characteristics, is deemed under any federal, state, local or regional statute, law, ordinance, regulation or order, or by any governmental agency pursuant thereto, to pose a present or potential hazard to human health or safety or the environment, including, but not limited to, (i) any material, waste or substance which is defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section 9601, ET SEQ.), as amended, and its related state and local counterparts, (ii) asbestos and asbestos containing materials and polychlorinated biphenyls, and (iii) any petroleum hydrocarbon including oil, gasoline (refined and unrefined) and their respective constituents and any wastes associated with the exploration, development or production of crude oil, nature gas or geothermal energy.

          4.30 CONFIDENTIALITY. Since the date of incorporation of TFP, TFP has taken reasonable steps necessary to maintain the continuing protection of its proprietary, confidential and trade secret information and Intellectual Property. Such protections include, but are not limited to, having every TFP employee who has access to proprietary or confidential information except as disclosed on SCHEDULE 4.30, sign a nondisclosure and inventions assignment agreement, true and correct copies of which have been delivered to Printrak, containing standard provisions that are adequate to maintain the confidentiality of TFP's proprietary, confidential and trade secret information and Intellectual Property.

          4.31  REPRESENTATIONS REGARDING POOLING OF INTERESTS.

                (a) TFP is not and has never been a subsidiary or division of another corporation.

                (b) TFP does not own and has never owned any Printrak Common Stock.

                (c) TFP has not changed the equity interest of the voting TFP Stock in contemplation of effecting this Agreement, either within two years before the merger anticipated hereunder was initiated or between the dates the anticipated merger was initiated and consummated, except as permitted by Accounting Principles Board Opinion No. 16 ("APB No. 16"). For purposes of the foregoing, the anticipated merger is deemed to be initiated on the earlier of
(i) the date that the major terms of the merger, including the ratio of conversion of stock, were announced publicly, which was April 7, 1997, or otherwise formally made known to the shareholders of either Printrak or TFP or
(ii) the date that shareholders of either company were notified in writing of an exchange offer or a merger, as the case may be. The foregoing sentence is to be interpreted with reference to APB No. 16.

                (d) TFP has not reacquired any of its own stock during the two-year period immediately preceding the date hereof.

          4.32 FULL DISCLOSURE. All of the representations and warranties made by TFP in this Agreement, and all statements set forth in the certificates delivered by TFP at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.

     5. REPRESENTATIONS AND WARRANTIES OF PRINTRAK AND MERGER SUB. Printrak and Merger Sub, jointly and severally, represent and warrant to and agree with TFP and the Principal Shareholder that:

          5.1 ORGANIZATION AND EXISTENCE. Each of Printrak and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and South Carolina, respectively, and has all requisite corporate power to carry on its business as now conducted. Each of Printrak and Merger Sub is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of the assets owned by it or the nature of the business transacted by it require such qualification where the failure to so qualify would not have a Material Adverse Effect.

          5.2 AUTHORITY. Printrak and Merger Sub have the corporate power and have taken or will take all necessary and proper corporate action to authorize and approve this Agreement and the consummation hereof, and the execution and delivery of this Agreement and consummation hereof do not and will not violate any provision of any judicial or governmental decree, order, or judgment or conflict with, or result in a breach of or constitute a default under, the Certificate or Articles of Incorporation (as applicable) or Bylaws of either Printrak or Merger Sub or any agreement or instrument to which either of them is a party or by which either is bound. The execution, delivery, and performance by Printrak and Merger Sub of this Agreement, each agreement referenced herein to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of Printrak and Merger Sub and by Printrak as the sole shareholder of Merger Sub and no further corporate action is necessary on the part of Printrak or Merger Sub, assuming due execution by the other parties hereto and thereto. This Agreement has been, and at the Closing each agreement referenced herein to which it is a party will be, duly executed and delivered by Printrak and Merger Sub. This Agreement is, and when duly executed and delivered at the Closing each agreement referenced herein will be, the valid and binding agreement of Printrak, and, to the extent it is a party thereto, Merger Sub, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity relating to the availability of equitable remedies.

          5.3 ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, there has been no change in the business, prospects, or condition, financial or otherwise, of Printrak, except as set forth in the SEC Filings and changes in the Ordinary Course of Business that in the aggregate have not been materially adverse. To the knowledge of Printrak, except as set forth in the SEC Filings, there are no new developments in any business conducted by Printrak, nor any new or improved materials, products, processes, or services useful in connection with the business of Printrak or its customers or suppliers, which can reasonably be expected to have a Material Adverse Effect.

          5.4 VALIDITY OF PRINTRAK COMMON STOCK. The Printrak Common Stock to be issued pursuant to the provisions of this Agreement in connection with the Merger will be, when issued upon the terms and for the consideration specified in this Agreement, validly issued and outstanding, fully paid and nonassessable.

          5.5 CAPITAL STOCK OF MERGER SUB. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 of which shares are validly issued and outstanding, fully paid and nonassessable, and owned by Printrak as of the date hereof.

          5.6 INVESTMENT INTENT. The TFP Stock to be acquired by Printrak as a result of the Merger is being and will be acquired by Printrak for its own account for investment and not with any present intention of distribution thereof.

          5.7 PRINTRAK FINANCIAL STATEMENTS. The financial statements of Printrak for its third quarter ended December 31, 1996 are complete and correct in all material respects in accordance with the books of account and records of Printrak, and present fairly the financial position of Printrak, at the dates indicated and the results of its operations and the changes in their respective shareholders equity for the periods then ended, in accordance with generally accepted accounting principles consistently applied.

          5.8 BROKERS. Except as disclosed in SCHEDULE 5.8, neither Printrak nor Merger Sub is a party to or in any way obligated under any contract or other agreement regarding, and there are no outstanding claims against either of them for the payment of, any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this Agreement or the transactions contemplated hereby.

          5.9 AUTHORIZED CAPITAL STOCK OF PRINTRAK. As of the date hereof, the authorized capital stock of Printrak consists of 20,000,000 shares of Common Stock, $.0001 par value per share, of which 9,675,728 shares are validly issued and outstanding as of the date hereof, fully paid and nonassessable and not issued in violation of the preemptive rights of any shareholder. As of the date hereof, Printrak has options and warrants to purchase an aggregate of 1,199,757 shares of Common Stock outstanding.

          5.10 SEC REPORTS OF PRINTRAK. Printrak has furnished TFP copies of the reports of Printrak filed with the Securities and Exchange Commission set forth in SECTION 7.5 ("SEC Reports"). Said reports are accurate and complete in all material respects and do not omit any material information required to be set forth therein. Printrak has timely filed with the Securities and Exchange Commission all reports required to be filed by it since its public offering in July 1996. Printrak has furnished TFP with all the information required to be received under Rule 502(b)(2)(ii)(C) of Regulation D ("Rule 502") promulgated under the Securities Act of 1933, as amended.

          5.11 MATERIAL CONTRACTS. Except only as to contracts and documents listed in SCHEDULE 5.11 hereto or any other Schedule attached to this Agreement, Printrak is not a party to or bound by, and none of its assets and properties are subject to, any:

                (a)   contract not made in the Ordinary Course of Business;

                (b)   employment, consulting, or representation contract;

                (c)   contract with any labor union or association;

                (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, hospitalization, insurance or other plan or agreement providing employee benefits;

                (e) lease with respect to any property, real or personal, whether as lessor or lessee, providing for an annual rental in excess of $100,000;

                (f) continuing contract which involves payments by Printrak of in excess of $100,000 individually or $500,000 in the aggregate;

                (g) contract or commitment for any capital expenditures exceeding $100,000 individually or in the aggregate; or

                (h) executory contracts for the provision of services by Printrak exceeding $500,000 in any year.

          A complete and correct copy of each contract listed on SCHEDULE 5.11 hereto or on any other Schedule attached hereto (collectively, the "Contracts") has been provided to TFP, and each such contract is in full force and effect and Printrak is not, and to the best knowledge of Printrak and the Principal Shareholder, no other party thereto is in default thereunder.

          Each of such contracts, agreements, leases, licenses and instruments so listed, or required to be so listed, in SCHEDULE 5.11 is a valid and binding obligation of Printrak and, to the best knowledge of Printrak, the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in SCHEDULE 5.11 hereto, there have not been any defaults by Printrak or, to the best knowledge of Printrak, defaults or any claims of default or claims of nonenforceability by the other party or parties which, individually or in the aggregate, would have a Material Adverse Effect on Printrak, and there are no facts or conditions that have occurred or that are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a default by Printrak, or to the best knowledge of Printrak, by the other party or parties, under any of such contracts, agreements, leases, licenses and instruments or would cause a creation of a lien, security interest or encumbrance upon any of the assets of Printrak or otherwise have a Materially Adverse Effect on Printrak.

          5.12 LITIGATION. There is neither (a) any action, suit, proceeding or investigation, nor (b) any counter or cross-claim in an action brought by or on behalf of Printrak, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of Printrak, threatened, against Printrak, which (i) could reasonably be expected to affect adversely Printrak's ability to perform its obligations under this Agreement or the agreements referenced herein or complete any of the transactions contemplated hereby or thereby, or (ii) which may reasonably be expected to have a Material Adverse Effect on Printrak or Merger Sub prior to or subsequent to the Effective Time of the Merger. Printrak is not subject to any judgment, order, writ, injunction or decree of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Printrak, any of its assets or the Business.

          5.13 CONFIDENTIALITY. Since January 1, 1991, Printrak has taken reasonable steps necessary to maintain the continuing protection of its proprietary, confidential and trade secret information and Intellectual Property. Such protections include, but are not limited to, having every Printrak employee who has access to proprietary or confidential information sign a nondisclosure and inventions assignment agreement, true and correct copies of which have been delivered to TFP, containing standard provisions that are adequate to maintain the confidentiality of Printrak's proprietary, confidential and trade secret information and Intellectual Property.

          5.14 INTELLECTUAL PROPERTY. Except as set forth on SCHEDULE 5.14, Printrak owns all Intellectual Property rights that are necessary or required for the conduct of its business as presently conducted, such rights are sufficient for such conduct of its business as presently conducted, and no royalties, honoraria, fees or other payments are payable with respect to such Intellectual Property. Except as set forth in SCHEDULE 5.14 hereto:

                (a) Printrak has not infringed, is not now infringing, and has no knowledge of any infringement or claimed infringement by Printrak of any patent, patent right, copyright, trademark, trademark right, trade secret or other intellectual property right of others;

                (b) Printrak has no knowledge of any infringement of the patents, patent rights, copyrights, trademarks, trademark rights, trade secrets, or other intellectual property rights of, or under license to, Printrak, nor of pending or threatened opposition proceedings relating to any pending or contemplated patent or trademark application of Printrak;

                (c) Printrak has no knowledge of any threatened or contemplated cancellation or revocation of any agreement granting to Printrak any patent, copyright or trademark license or right; or

                (d) in no instance has the eligibility of any copyright to any material property included in the Intellectual Property been forfeited to the public domain by omission of any required notice or any other action.

          Except as disclosed on SCHEDULE 5.14, all personnel, including employees, agents and consultants, who have contributed to or participated in the conception and development of Intellectual Property on behalf of Printrak either (i) have been party to a "work-for-hire" arrangement or agreement with Printrak, in accordance with applicable federal and state law, that has accorded Printrak full, effective, exclusive and original ownership of all Intellectual Property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Printrak as assignee that have conveyed to Printrak full, effective and exclusive ownership of all Intellectual Property thereby arising. Printrak has validly and effectively obtained the right and license to use, copy, modify and distribute any third-party programming and materials contained in Printrak's software programs and related technical documentation pursuant to contracts listed on SCHEDULE 5.14. Printrak has no obligation for royalties, fees, payments or other obligations to any third party except as expressly set forth in SCHEDULE 5.14. Printrak's software programs and related technical documentation do not contain derivative works of any programming or materials not owned in their entirety duly licensed by Printrak.



          5.15 EMPLOYEE BENEFIT PLANS. SCHEDULE 5.15 hereto contains a complete list of Printrak's Employee Plans. True, correct and complete copies or descriptions of such Employee Plans have been delivered to TFP. For purposes of this Section 5.15, the term "Employee Plan" includes all present (including those terminated or transferred within the past five (5) years) plans, programs, agreements, arrangements, and methods of contribution or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of Printrak or to any other person who provides services to Printrak, whether or not such plan or plans, programs, agreements, arrangements, and methods of contribution or compensation are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are qualified under the Tax Code. The term Employee Plan includes, but is not limited to, pension, retirement, profit sharing, stock option, stock bonus, and nonqualified deferred compensation plans and includes any Employee Plan that is a multiemployer plan as defined in Section 3(37) of ERISA. The term Employee Plan also includes, but is not limited to, disability, medical, dental, health insurance, life insurance, incentive plans, vacation benefits, and fringe benefits. Any and all tax returns, reports, forms or other documents required to be filed by Printrak under applicable federal, state or local law with respect to Printrak's Employee Plans have been timely filed and are correct and complete in all respects; and any and all amounts due by Printrak to any governmental agency or entity with respect to the Employee Plans have been timely and fully paid. Except as set forth in SCHEDULE 5.15, all Employee Plans are now, and have always been, established, maintained and operated in accordance with all applicable laws (including, but not limited to, ERISA and the Tax Code) and all regulations and interpretations thereunder and in accordance with their plan documents. All written communications with respect to each Employee Plan by any person (including, but not limited, to the members of any plan committee, all plan fiduciaries, plan administrators, Printrak and its management, and Printrak's employees) accurately reflect the documents and operations of each such Employee Plan. Each funded Employee Plan providing for payment of deferred compensation is and always has been qualified under Section 401 of the Code. The Internal Revenue Service has issued one or more determination letters with respect to each funded Employee Plan stating that, from the inception of each such Employee Plan, such Employee Plan has been and is qualified under Section 401 of the Tax Code and each trust maintained in connection with each such Employee Plan has been and is exempt under Section 501 of the Tax Code. Except set forth in SCHEDULE 5.15, there is no unfunded liability for vested or nonvested benefits under any funded Employee Plan, and all contributions required to be made to or with respect to each Employee Plan have been completely and timely paid. All reports, forms and other documents required to be filed with any governmental entity with respect to any Employee Plan have been timely filed and, to the best knowledge of Printrak, are accurate. There have been no filings with respect to any Employee Plan with the Pension Benefit Guaranty Corporation ("PBGC"). No liability to the PBGC has been incurred or is expected with respect to any Employee Plan except for insurance premiums, and all insurance premiums incurred or accrued up to and including the Closing Date have been or will be timely paid by Printrak. No amount is, and as of the Closing Date no amount will be, due or owing from Printrak to any "multiemployer plan" (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom. There has been no event or condition, nor is any event or condition expected, that would present a risk of termination of any Employee Plan, or which would constitute a "reportable event" within the meaning of Section 404(3) of ERISA and the regulations and interpretations thereunder. There has been no merger, consolidation, or transfer of assets or liabilities (including, but not limited to, a split-up or split-off) with respect to any Employee Plan. There is and there has been no actual or, to the best knowledge of Printrak, anticipated, threatened or expected litigation or arbitration concerning or involving any Employee Plan. No complaints to or by any governmental entity have been filed or, to the best knowledge of Printrak, have been threatened or are expected with respect to any Employee Plan. No Employee Plan or any other person has any liability to any plan participant, beneficiary or other person under any provision of ERISA, the Tax Code or any other applicable law by reason of any transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any Employee Plan. No Employee Plan provides medical benefits to one or more former employees (including retirees), other than benefits required to be provided under Section 4980B of the Tax Code. There is no contract, agreement or benefit arrangement covering any employee of Printrak which individually or collectively would constitute an "excess parachute payment" under Section 280G of the Tax Code.

          5.16  REPRESENTATIONS REGARDING POOLING OF INTERESTS.

                (a) Printrak has not been a subsidiary or division of another corporation during the preceding five years.

                (b) Printrak did not own and has never owned any TFP Stock prior to the consummation of the transactions contemplated herein.

                (c) Printrak does not presently intend to directly or indirectly retire or reacquire all or part of the Printrak Common Stock issued to the TFP Shareholders hereunder.

                (d) Printrak does not intend or plan to dispose, or cause TFP to dispose, of a significant portion of the assets of either company within two years after the combination, or to liquidate or merge TFP, except as provided herein. The foregoing shall be interpreted with reference to APB No. 16.

                (e) Printrak has no plan or intention to cause TFP to issue additional shares of capital stock or to sell or otherwise dispose of any of the TFP Stock acquired hereunder that would result in Printrak losing control of the Company within the meaning of Section 368(c) of the Tax Code.

                (f) Printrak intends that TFP will continue its historic business or use a significant portion of its historic business assets in a business.

                (g) None of the compensation received by any shareholder-employee of TFP will be separate consideration for, or allocable to, any of their shares of TFP Stock, none of the shares of Printrak Common Stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement.

          5.17 FULL DISCLOSURE. All of the representations and warranties made by Printrak in this Agreement, and all statements set forth in the certificates delivered by Printrak at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.

     6. COVENANTS OF TFP AND PRINCIPAL SHAREHOLDER. TFP and Principal Shareholder covenant with Printrak and Merger Sub that:

          6.1 CONDUCT OF BUSINESS. Except as specifically contemplated in this Agreement, from the date of this Agreement to the Effective Time of the Merger, the business of TFP will be operated diligently and only in the Ordinary Course of Business, and, in particular, TFP, without the prior written consent of Printrak, which will not be unreasonably withheld, will not:

                (a) cancel or permit any insurance of a material nature to lapse or terminate, unless renewed or replaced by like coverage;

                (b)   change its Articles of Incorporation or Bylaws;

                (c) be in material default under any material contract, agreement, commitments or undertaking of any kind;

                (d) violate or fail to comply with any laws applicable to it or its properties or business where the effect of the failure to so comply would have a Material Adverse Effect;

                (e) commit any act or permit the occurrence of any event or the existence of any condition of the type described in clauses (a) through (s) of Section 4.7 hereof;

                (f) enter into any contract, agreement or other commitment of the type described in clauses (a) through (e) and (g) of Section 4.14 hereof;

                (g) fail to maintain and repair any material amount of its assets in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto;

                (h)   acquire, purchase, or redeem any TFP Stock;

                (i) issue or enter into any subscriptions, options, agreements or other binding commitments in respect of the issuance, transfer, sale, registration, or encumbrance of any shares of TFP Stock;

                (j) cause or voluntarily permit a change in any method of accounting for tax purposes during or applicable to its current tax year which would render inaccurate, misleading or incomplete the information concerning Taxes set forth or referred to in Section 4.11 hereof, or that would have a Material Adverse Effect for any period prior to the Effective Time of the Merger; or

                (k) permit any affiliate to sell or reduce its risk relative to the shares received by such affiliate until financial results covering at least thirty (30) days of post-merger combined results have been published.

          6.2 ACCESS TO INFORMATION. From and after the date of this Agreement, TFP shall give to Printrak, its counsel, accountants, engineers, and other representatives, reasonable access to all the properties, books, contracts, commitments and records of TFP so that Printrak may have the opportunity to make such investigation as it deems necessary, provided that such investigation shall not (i) unreasonably interfere with the employees, business, or operations of TFP, or (ii) violate any governmental regulations or laws or any customers or vendor confidentiality agreements now in effect and to which TFP is a party. Any such investigation shall not affect the representations and warranties of TFP contained in this Agreement.

          6.3 PRESERVATION OF GOODWILL. TFP will use its reasonable best efforts to preserve its business organization, to keep available to Printrak the services of the respective officers and employees of TFP and to preserve for Printrak the goodwill of all suppliers, customers, and others having business relations with TFP.

          6.4 SHAREHOLDERS' APPROVAL. This Agreement and the transaction contemplated hereby have been approved by the Board of Directors of TFP. The Board of Directors of TFP shall solicit the unanimous written consent or call a special meeting of its shareholders for the purpose of approving the terms and provisions of this Agreement and the Merger as soon as practicable after the date hereof. The Board of Directors of TFP shall recommend that TFP's Shareholders approve this Agreement and the Merger, and shall endeavor to secure such approval. Principal Shareholder shall vote all shares owned by him in favor of approval of this Agreement and the Merger.

          6.5 TRADE SECRETS. From and after the date hereof, TFP will not use or divulge to any competitor of TFP or any unauthorized person, and will use its reasonable best efforts to insure that the employees and agents of TFP do not use or divulge, any confidential information, trade secrets, processes, formulas or know-how relating to the business or properties of TFP at the date hereof.

          6.6 PREPARATION OF PROXY STATEMENT. TFP will prepare, with the cooperation of Printrak, a proxy statement (the "Proxy Statement") and notice of shareholders meeting to be distributed to TFP Shareholders in connection with a meeting of the TFP Shareholders to be called to consider and vote upon the Merger. Except as may be consented to by Printrak, which consent will not be unreasonably withheld, TFP agrees not to publish any communication other than the Proxy Statement in respect of this Agreement or the Merger. TFP agrees to submit to Printrak for its prior review all proxy soliciting material.

          6.7 TRANSACTION EXPENSES. Each party will pay all expenses incurred by them in connection with the negotiation, execution and performance of this Agreement or any other agreement or transaction, whether or not the transactions contemplated hereby are consummated, including the fees and expenses of counsel and brokers, if any, for TFP and the TFP Shareholders, except that TFP may use its assets to pay One Hundred Thousand Dollars ($100,000) of TFP's attorneys fees payable to Nelson, Mullins, Riley & Scarborough. Printrak acknowledges that TFP has retained Nelson, Mullins, Riley & Scarborough in connection with the transactions contemplated by this Agreement. TFP shall cause Nelson, Mullins, Riley & Scarborough to apprise Printrak, on a bi-weekly basis, of approximate fees and expenses incurred to date.

          6.8 CLEARANCE CERTIFICATES. TFP shall use its reasonable best efforts to obtain at or prior to closing hereof (i) certificates of the appropriate state agencies of each state other than South Carolina in which TFP is qualified to do business, indicating that TFP is not delinquent in the payment of income, franchise, sales or other state taxes or the filing of any tax returns; and (ii) a Certificate of Release from the Employment Authority of appropriate states, other than South Carolina, stating that, as of a date not more than thirty (30) days prior to the Closing Date, no contributions, interest or penalties are due by TFP to that Employment Authority;

          6.9 FURTHER ASSURANCES. TFP hereby agrees to execute and deliver from time to time at the request of Printrak and without consideration such additional instruments of conveyance and transfer and to take such other actions as Printrak may reasonably require to more effectively carry out and effectuate the Merger and the transactions contemplated hereby.

     7. MUTUAL COVENANTS. Printrak, Merger Sub, and TFP covenant and agree, each with the other, that:

          7.1 BLUE SKY COMPLIANCE. Printrak will use its best efforts to obtain prior to the Effective Time of the Merger all necessary state securities law and blue sky act permits and approvals required to permit the issuance of the shares of Printrak Common Stock to be issued in connection with the Merger, and TFP shall furnish to Printrak all information concerning TFP and the TFP Shareholders that Printrak may reasonably request in connection with any such action.

          7.2 PUBLIC ANNOUNCEMENTS. Neither Printrak nor TFP shall make any public announcement or statement with respect to this Agreement or the Merger without the prior written consent of the other party; provided, however, Printrak may disclose the existence and terms of this

Agreement or the Merger if, in its judgment, it is required to do so under applicable securities laws. If any party desires to make a joint announcement or statement, the parties will consult with each other and exercise reasonable efforts to agree upon the text of a joint public announcement or statement to be made by Printrak and TFP.

          7.3 CONFIDENTIALITY OF INFORMATION FURNISHED. The parties will comply with the provisions of that certain Confidentiality Agreement dated March 6, 1997 between Printrak and TFP regarding confidential information disclosed by the parties to each other in connection with the Merger.

          7.4 REASONABLE EFFORTS TO SATISFY CONDITIONS. Consistent with applicable law and with their fiduciary duties to their respective shareholders,
(i) TFP agrees to use its reasonable best efforts to bring about the satisfaction of the covenants and conditions specified in Sections 6, 7, 9 and 10 hereof, and (iii) Printrak and Merger Sub agree to use their reasonable best efforts to bring about the satisfaction of the covenants and conditions specified in Sections 7, 8 and 10 hereof.

          7.5   COVENANTS OF PRINTRAK.

                (a) Printrak will, prior to the Closing, provide TFP and each TFP Shareholder with its Prospectus dated July 2, 1996 and all Form 10-Q's and Form 8-K's and all other items filed by Printrak under Sections 13(a), 14(a) and
(c) and 15(d) of the Securities Exchange Act of 1934 since the date of such Prospectus. Printrak will provide TFP and each TFP Shareholder with a description of the Printrak Common Stock. Printrak will also provide written information about any terms or arrangements of the proposed transaction which affect any TFP Shareholder that are materially different from those which affect any other TFP Shareholder. Printrak also will cause appropriate representatives of Printrak to answer questions and provide information on the terms and conditions of the offering of the Printrak Common Stock and to verify financial information with respect to Printrak.

                (b) Printrak shall, prior to the Effective Time, file an additional listing application with Nasdaq/NM to include the shares of Printrak Common Stock to be issued hereunder with the Nasdaq/NM.

                (c) Printrak will use its reasonable best efforts to preserve its business organization, to keep available to Printrak the services of its officers and employees and to preserve the goodwill of its suppliers, customers and others having business with Printrak.

          7.6 POOLING OF INTERESTS. The parties shall not take any action which would preclude the use of the pooling-of-interests method of accounting for the Merger, and shall take all actions reasonably required for the use of the pooling-of-interests method of accounting for the Merger.

     8. CONDITIONS TO OBLIGATIONS OF TFP. The obligations of TFP to complete the Closing as set forth in Section 3 under this Agreement shall, at the option of TFP, be subject to the following conditions precedent:

          8.1 PRINTRAK'S AND MERGER SUB'S REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. TFP shall not have discovered any material error, misstatement or omission in the representations and warranties made by Printrak and Merger Sub in Section 5 hereof; the representations and warranties made by Printrak and Merger Sub herein shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects; Printrak and Merger Sub shall have performed and complied with all agreements and conditions required by this Agreement to be performed by them at or prior to the Closing; and TFP shall have received a certificate, dated the Closing Date, of the President or a Vice President of each of Printrak and Merger Sub to the effect set forth in this Section 8.1.

          8.2 ESCROW AGREEMENT; REGISTRATION RIGHTS AGREEMENT. Printrak shall have executed and delivered an Escrow Agreement in the form of EXHIBIT B hereto and a Registration Rights Agreement in the form of EXHIBIT C hereto.

          8.3 OPINION OF PRINTRAK'S AND MERGER SUB'S COUNSEL. TFP shall have received an opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, counsel for Printrak and Merger Sub, dated the Closing Date, substantially in the form and to the effect of EXHIBIT D hereto.

          8.4 NO MATERIAL ADVERSE CHANGES. Prior to Closing there shall have been no changes in the business, properties, or operations of Printrak since December 31, 1996 which would have, or could reasonably be expected to have, a Material Adverse Effect.

          8.5 EMPLOYMENT AND NON-COMPETE AGREEMENT. Printrak shall have executed and delivered to TFP and Principal Shareholder an Employment and Non-Compete Agreement, substantially in the form of EXHIBIT H attached hereto.

     9. CONDITIONS TO OBLIGATIONS OF PRINTRAK AND MERGER SUB. The obligations of Printrak and Merger Sub under this Agreement shall, at the option of Printrak and Merger Sub, be subject to the following conditions:

          9.1 TFP'S REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Printrak and Merger Sub shall have not discovered any material error, misstatement, or omission in the representations and warranties made by TFP in Section 4 hereof; provided, however, that no such representation or warranty shall be deemed materially incorrect if (i) it results from the consummation of any transactions specifically permitted or contemplated by this Agreement, (ii) it is not materially adverse and significant to the business, financial condition, or operations of TFP taken as a whole, or (iii) its effect could not reasonably be expected to have a Material Adverse Effect, and, TFP shall have performed and complied with all material agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

          9.2 OPINION OF TFP'S COUNSEL. Printrak shall have received an opinion of Nelson, Mullins, Riley & Scarborough, counsel for TFP, dated the Closing Date, substantially in the form and to the effect of EXHIBIT E hereto.

          9.3 NO DAMAGE OR DESTRUCTION. Prior to Closing there shall not have occurred any casualty to any facility, property, or equipment owned or used by TFP which is materially adverse and significant to the business, financial condition, or operations of TFP taken as a whole.

          9.4 CERTIFICATES. Printrak shall have received the following documents:

                (a) A Certificate of Existence, as of a recent date, from the South Carolina Secretary of State and a Tax Compliance Certificate from the South Carolina Tax Commission;

                (b) A certificate signed by a duly authorized officer of TFP and Principal Shareholder and dated as of the Closing Date, certifying that (i) all representations and warranties of such parties were true and correct in all material respects when made and remain true and correct in all material respects as of the Closing Date; and (ii) all of the respective covenants, agreements, obligations and conditions of such parties required to have been performed as of or prior to the Closing have been fully performed and complied with;

                (c) A certificate signed by the Secretary of TFP, and dated as of the Closing Date, as to the incumbency of each officer of TFP executing this Agreement and the other agreements being delivered pursuant hereto, and certifying the effectiveness, accuracy and completeness of the copies attached to such certificate of resolutions duly adopted by TFP's Board of Directors and its shareholders, as the case may be, authorizing the execution and delivery of this Agreement by TFP, and the performance by TFP of its obligations hereunder and the consummation of the transactions contemplated hereby;

                (d) Consents to the assignment of all agreements, licenses and/or permits listed or required to be listed on Schedules 4.2 and 4.17 hereto; and

                (e) A schedule listing the aggregate price paid by the TFP Shareholders and received by TFP for the shares of TFP Stock held by the TFP Shareholders or, if different, such TFP Shareholders' basis in their shares.

          9.5 UCC TERMINATION STATEMENTS. TFP shall have delivered or caused to be delivered to Printrak, at or before the Closing, UCC Termination Statements and such other releases as Printrak may reasonably request, duly completed and executed by each person having any security interest, lien, claim or other encumbrances or adverse interests in or on any of the assets of TFP listed on Schedule 9.5 hereto, in order to evidence the termination thereof.

          9.6 NO MATERIAL ADVERSE CHANGES. There shall have been no change in the business, financial condition, or results of operations of TFP since the date hereof which has had a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

          9.7 SHAREHOLDER REPRESENTATIONS. Printrak shall receive a representation letter executed by each TFP Shareholder, each holder of TFP Employee Options and each holder of TFP Derivative Securities in the form attached hereto as EXHIBIT F.

          9.8   INTENTIONALLY OMITTED.

          9.9 TFP EMPLOYEE OPTIONS. Immediately prior to the Effective Time of the Merger, there shall be outstanding options or warrants in respect of any TFP Stock for the purchase of no more than 348,000 shares of the Common Stock of TFP and there will be no other options, warrants or any other securities convertible into or exchangeable for any shares of TFP Stock.

          9.10 SECURITIES COMPLIANCE. Printrak shall have obtained all necessary approvals to qualify the issuance of the Printrak Common Stock under all applicable State Blue Sky laws, or in the alternative, Printrak shall have determined, to the reasonable satisfaction of its legal counsel, that such issuance is exempt from the requirements under such Blue Sky laws.

          9.11 ASSIGNMENTS OF RIGHTS IN TECHNOLOGY. TFP shall have received instruments of assignment or release duly executed and delivered by Barry B. White and Richard W. Johnson in the form of EXHIBIT G attached hereto.

          9.12 EMPLOYMENT AND NON-COMPETE AGREEMENT. Principal Shareholder shall have executed and delivered to Printrak an Employment and Non-Compete Agreement, substantially in the form of EXHIBIT H attached hereto.

          9.13 SHAREHOLDER MATTERS. The parties to that certain Shareholders' Agreement dated as of August 21, 1995 shall have agreed that such agreement shall be terminated conditional upon the occurrence of the Merger, and effective immediately prior to the Effective Time of the Merger, and that the preemptive rights set forth in such agreement shall have no applicability with respect to the exchange of TFP Stock and TFP Derivative Securities in the Merger. The holders of TFP Series A Preferred Stock shall have ratified and consented to all issuances of TFP Derivative Securities as required by Section 1(c) of TFP's Articles of Incorporation and shall have waived any and all noncompliance by TFP with such Section.

          9.14 JAMIS MATTERS. Northpointe Institute shall have executed and delivered to TFP a letter agreement, substantially in the form of EXHIBIT I attached hereto.

          9.15 ESCROW AGREEMENT. Each TFP Shareholder shall have executed and delivered to Printrak the Escrow Agreement, substantially in the form of EXHIBIT B attached hereto.

     10. MUTUAL CONDITIONS TO OBLIGATIONS OF PRINTRAK, MERGER SUB AND TFP. The obligations of Printrak, Merger Sub and TFP under this Agreement shall, at the option of any of them, be subject to the following conditions.

          10.1 APPROVALS. Printrak, Merger Sub and TFP shall have received any necessary consents to, or approvals of, the transactions contemplated by this Agreement of any governmental agencies and authorities, and such approvals and the transactions contemplated hereby shall not have been contested by any federal or state governmental authority by formal proceeding and no party hereto shall have any knowledge of the existence of any fact or the occurrence of any event forming the basis for a reasonable belief that such approvals or the transactions contemplated hereby will be contested by any federal or state governmental authority or by any other third party by formal proceeding.

          10.2 NO LITIGATION. No material claim, action, suit, proceeding, litigation, or investigation which challenges the consummation of the transactions contemplated in this Agreement or which seeks to enjoin any of the transactions contemplated herein, shall be instituted or threatened against any party hereto by any governmental authority or by any other third party and no party hereto shall have any knowledge of the existence of any fact or the occurrence of any event forming the basis for a reasonable belief that any such claim, action, suit, proceeding, litigation, or investigation will be instituted or threatened against any party hereto.

          10.3 NATURE OF STATEMENTS. All covenants, agreements, and statements contained herein, in any Schedule hereto or in any certificate or other instrument delivered by or on behalf of TFP or Printrak and Merger Sub pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by TFP or Printrak and Merger Sub, as the case may be.

          10.4 POOLING LETTER. Printrak shall have received from Deloitte & Touche, LLP, independent auditors, a letter confirming that the Merger shall be treated for accounting purposes as a pooling of interest.

          10.5 TFP SHAREHOLDERS' APPROVAL. The TFP Shareholders shall have approved the terms and provisions of this Agreement and of the Merger at the special meeting of TFP Shareholders called by TFP or by written consent pursuant to Section 6.4 hereof in accordance with applicable provisions of the Code and the Articles of Incorporation and Bylaws of TFP. Holders of no more than 9% of the shares of TFP Stock outstanding shall be entitled to claim dissenters' rights under Chapter 13 of the South Carolina Code with respect to such shares.

     11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise provided in this Agreement, all representations and warranties made in this Agreement or in any certificate delivered pursuant hereto or otherwise shall survive the consummation of the transactions contemplated hereby for a period of one (1) year following the Closing and after one (1) year shall be terminated and extinguished, except insofar as the damaged party shall have asserted in writing pursuant to Section 12.4 hereof, a specific claim setting forth the specific facts and circumstances relating thereto with respect to such representations, warranties, covenants and agreements prior to the expiration of such rights, in which event the party liable shall remain liable with respect to such claim.

     12.  INDEMNITY.

          12.1 INDEMNIFICATION OF PRINTRAK. Subject to the limitations contained in this section, the persons and entities who are holders of outstanding shares of TFP Stock immediately prior to the Effective Time of the Merger (the "TFP Indemnitors") shall, jointly but not severally, on a pro rata basis, defend, indemnify and hold harmless Printrak, its officers, directors, shareholders, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys' fees ("Claims and Liabilities") with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by TFP or the Principal Shareholder in this Agreement, or (ii) the breach of any covenant or agreement made by TFP or the Principal Shareholder in this Agreement.

          12.2 LIMITATIONS. Anything to the contrary notwithstanding, (i) Printrak shall not be indemnified and held harmless in respect of any Claims and Liabilities which are covered by insurance owned by TFP to the extent that any net loss is reduced by such insurance and (ii) the liability of each holder of TFP Stock shall be limited to such holder's Pro Rata Share (as defined in the Escrow Agreement) of the Escrowed Property (as defined in the Escrow Agreement) in or to be placed in the Escrow. In addition, Printrak and the Merger Sub agree not to seek recourse against, and shall not recover from TFP Shareholders on account of, any Claims and Liabilities until the aggregate amount thereof exceeds Three Hundred Thousand Dollars ($300,000) (the "Minimum Aggregate Liability Amount"), at which time claims may be asserted for all amounts in excess of the Minimum Aggregate Liability Amount. The parties further agree that in the event of a misrepresentation or breach of warranty contained in
Section 4 that results not in any Claims and Liabilities but in a net benefit to Printrak or TFP, the fair market value of such net benefit shall be credited against, and shall increase the amount of, the Minimum Aggregate Liability Amount.

          12.3 INDEMNIFICATION OF TFP. Printrak shall defend, indemnify and hold harmless TFP, and its officers, directors, shareholders, employees and agents against and in respect to all Claims and Liabilities with respect to or arising from (i) breach of any warranty or any inaccuracy of any representation made by Printrak or Merger Sub, or (ii) breach of any covenant or agreement made by Printrak or Merger Sub in this Agreement; provided, however, notwithstanding anything to the contrary Printrak's liability hereunder shall be limited to $750,000. In addition, the TFP Shareholders agree not to seek recourse against, and shall not recover from Printrak on account of, any Claims and Liabilities until the aggregate amount thereof exceeds Three Hundred Thousand Dollars ($300,000) (the "Minimum Aggregate Liability Amount"), at which time claims may be asserted for all amounts in excess of the Minimum Aggregate Liability Amount. The parties further agree that in the event of a misrepresentation or breach of warranty contained in Section 5 that results not in any Claims and Liabilities but in a net benefit to Printrak or TFP, the fair market value of such net benefit shall be credited against, and shall increase the amount of, the Minimum Aggregate Liability Amount.

          12.4 CLAIMS PROCEDURE. Promptly after the receipt by any indemnified party (the "Indemnitee") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "Indemnifying Party") pursuant to this Section 12, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of his or its indemnification obligations contained in this Section 12, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within sixty (60) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at his or its own expense and by his or its own counsel, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that, as a result of an existing or prospective business relationship between Printrak or any of its subsidiaries on the one hand and any other party or parties to such claim on the other hand, or as a result of other reasonable circumstances, there is a reasonable probability that a claim may materially and adversely affect him or it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Section 12, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and his or its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Section 12 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of his or its indemnification obligations contained in this Section 12, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the

Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee; provided, however, that if the Indemnitee shall fail to consent to the settlement of such a claim by the Indemnifying Party, which settlement (i) the claimant has indicated it will accept, and (ii) includes an unconditional release of the Indemnitee and its affiliates by the claimant and imposes no material restrictions on the future activities of the Indemnitee and its affiliates, the Indemnifying Party shall have no liability with respect to any payment required to be made to such claimant in respect of such claim in excess of the proposed amount of settlement. If the Indemnitee is defending the claim as set forth above, the Indemnitee shall have the right to settle or compromise any claim against it after consultation with, but without the prior approval of, any Indemnifying Party; provided, however, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.

          12.5 TREATMENT OF INDEMNITY PAYMENTS. Any payment made to an Indemnified Person pursuant to this Section 12 or the Escrow Agreement shall be treated as a reduction in the consideration paid by Printrak in connection with the Merger.

          12.6 AGREEMENT OF TFP INDEMNITORS. By virtue of the approval of the Merger by the shareholders of TFP and the acceptance by the TFP Indemnitors of the consideration payable by Printrak to the TFP Indemnitors upon the Closing and consummation of the Merger as provided herein, the TFP Indemntors will, without the need for any further action on their part, have agreed and consented to (i) their indemnification and other obligations under this Section 12; (ii) all of the terms and conditions of the Escrow Agreement and the establishment of the Escrow pursuant to the terms and conditions of this Agreement and the Escrow Agreement to secure their indemnification obligations under this Section 12; and
(iii) the appointment of the Representative as the TFP Indemnitors' representative for purposes of this Section 12 and the Escrow Agreement and as attorney-in-fact and agent for and on behalf of each TFP Indemnitor, and the taking by the Representative of any and all actions and making of any decisions required or permitted to be taken or made by the Representative on their behalf under this Section 12 or the Escrow Agreement. TFP agrees that, in connection with the solicitation of votes, proxies and/or consents of TFP Shareholders for the approval fo the merger, TFP will use its best efforts to ensure that each TFP Shareholder is advised of the provsions of this Section, and agrees that the provisions of this Section 12 and the Escrow Agreement will be personally binding on each TFP Shareholder who is a TFP Indemnitor.

     13. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval by the shareholders of TFP and Merger Sub:

                (a) by the mutual consent of the respective Boards of Directors of Printrak, Merger Sub, and TFP;

                (b) by the Board of Directors of Printrak if any condition to the obligation of Printrak or Merger Sub under this Agreement to be complied with or performed by TFP at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by Printrak;

                (c) by the Board of Directors of TFP if any condition to the obligation of TFP under this Agreement to be complied with or performed by Printrak or Merger Sub at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by TFP; or

                (d) by the Board of Directors of either TFP or Printrak if the Closing shall not have been consummated on or before June 30, 1997.

          Notice of such termination by any party hereto pursuant to this
Section 13 shall be given as soon as practicable to the other parties hereto. In the event of a termination of this Agreement pursuant to this Section 13, this Agreement, and any further obligation of Printrak, TFP and the Principal Shareholders under this Agreement, shall terminate without any obligation or liability of any party to any other parties hereto.

     14.  DEFINITIONS.

          14.1 CROSS REFERENCE TABLE. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

               Term                                         Definition
               ----                                         ----------

               Agreement                                     Preamble
               APB No. 16                                      4.34
               Balance Sheet Date                               4.5
               Claims and Liabilities                          12.1
               Closing                                           3
               Closing Date                                      3
               Code                                            2.10
               Conversion Number                                2.4
               Effective Time of the Merger                     2.1
               Environmental Permits                           4.30
               ERISA                                           4.21
               Exchange Agent                                   2.6
               Hazardous Material                              4.30
               Hazardous Materials Activities                  4.30
               Indemnifying Party                              12.4
               Indemnitee                                      12.4
               Intellectual Property                           4.15
               Merger                                        Recitals
               Merger Sub                                    Preamble
               Merger Sub Common Stock                          2.3
               NASDAQ                                           2.6
               Principal Shareholder                         Preamble
               Printrak Shares                                 4.32
               Printrak                                      Preamble
               Printrak Common Stock                         Recitals
               Proxy Statement                                  6.6
               Rule 144                                        4.32
               Rule 502                                        5.10
               TFP                                           Preamble
               TFP Balance Sheet                                4.5
               TFP Stock                                     Recitals

               SEC                                             11.1
               SEC Filings                                      5.3
               SEC Reports                                     5.10
               Securities Act                                   4.3
               To the best knowledge of                          4
               Tax Code                                      Recitals
               TFP Employee Options                             2.5
               TFP Shareholder                               Recitals


          14.2 CERTAIN DEFINITIONS. The following terms shall have the following meanings:

                (a) BUSINESS. The term "Business" shall mean the business as now operated by TFP or as it evolves.

                (b) GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. The term "generally accepted accounting principles" shall mean generally accepted accounting principles, as defined by the Financial Accounting Standards Board as of the date hereof.

                (c) KEY EMPLOYEE. The term "Key Employee" shall mean Barry B. White, Terry S. Boger, Julia O. Turlington, Bradley E. Bylenga, Richard W. Johnson, Jr., Bethany A. Ranker and Arno Ernest.

                (d) MATERIAL ADVERSE EFFECT. The term "Material Adverse Effect" shall mean any change in or effect on the business, operations, assets or financial condition of TFP or Printrak, as applicable, which is materially adverse to TFP or Printrak.

                (e) MEMBER OF THE IMMEDIATE FAMILY. The term "Member of the Immediate Family" shall mean, with respect to any individual, each spouse, parent, brother, sister or child of such individual, each trust created in whole or in part for the benefit of the aforementioned and each custodian or guardian of any property of one or more of the aforementioned.

                (f) ORDINARY COURSE OF BUSINESS. The term "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including, without limitation, with respect to quantity and frequency).

                (g) TFP DERIVATIVE SECURITIES. The term "TFP Derivative Securities" shall mean, collectively, (a) any warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any shares of the capital stock of TFP ("TFP Warrants"); (b) any notice, evidence of indebtedness, stock or other securing that is convertible into or exchangeable for any shares of the capital stock of TFP ("TFP Convertible Security"), except for TFP Stock, (c) any warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any TFP Convertible Security; and (d) any note, evidence of indebtedness, stock or other security that is convertible into or exchangeable for any TFP Warrant; provided, however, TFP Employee Options shall not be included in TFP Derivative Securities.

                (h) NON TRADE PAYABLES. The term "nontrade payables" shall refer to obligations for other than money borrowed and other than for products or services purchased or obtained in connection with manufacturing and selling the TFP's products.

     15.  MISCELLANEOUS.

          15.1 EXPENSES. Whether or not the merger is consummated, each party hereto shall pay its own expenses (including, without limitation, counsel and accounting fees and expenses) incident to the presentation and carrying out of this Agreement and the consummation of the transactions contemplated herein.

          15.2 NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been properly given or made on the date personally delivered or on the date mailed, by first class registered or certified mail with postage prepaid, by private nationally recognized courier service or by facsimile and confirmed, if delivered, mailed, courier or facsimile to the respective parties hereto at the following addresses:

          If to Printrak or Merger Sub, to:
          --------------------------------

          Printrak International Inc.
          1250 North Tustin Avenue
          Anaheim, CA  92807
          Attention:  Mr. Kevin P. McDonnell


                 With a copy to:
                 --------------

                 Stradling, Yocca, Carlson & Rauth
                 660 Newport Center Drive, Suite 1600
                 Newport Beach, California 92660
                 Attention:  Bruce Feuchter, Esq.

          If to TFP, to:
          -------------

          TFP Inc.
          110 Frederick Street
          Greenville, South Carolina
          Attention:  Mr. Barry B. White

                 With a copy to:
                 --------------

                 Nelson, Mullins, Riley & Scarborough
                 301 North Main, 24th Floor
                 Greenville, South Carolina  29601
                 Attention:  Henry M. Burwell, Esq.

     Any party hereto may designate a different address by providing written notice of such new address to the other parties hereto.

          15.3 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the written consent of the other parties hereto.

          15.4 SUCCESSORS BOUND. Subject to the provisions of Section 15.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          15.5 CAPTIONS. The captions of the sections and paragraphs of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          15.6 AMENDMENT. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

          15.7 ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates, and documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof, and no representation or warranty not included herein has been relied upon by any party hereto.

          15.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

          15.9 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

          15.10 ATTORNEYS' FEES. In the event of any dispute, controversy, or proceeding between the parties concerning this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to receive from the other party its costs and expenses, including attorneys' fees.

          15.11 WAIVER. All waivers hereunder must be made in writing, and failure of any party at any time to require another party's performance of any obligation under this Agreement shall not affect, limit or waive a party's right of any time to require strict performance of that obligation thereafter. Any waiver of any breach of any provision of this Agreement shall not be construed in any way as a waiver of any continuing or succeeding breach of such provision or waiver or modification of the provision.

          15.12 SEVERABILITY. In the event any court, administrative agency or other governmental entity with appropriate jurisdiction and authority determines that any term or part of this Agreement is invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

                                   PRINTRAK INTERNATIONAL INC.,
                                   a Delaware corporation


                                   By:  /s/ Richard M. Giles
                                       ------------------------------
                                       Richard M. Giles, Chairman, President
                                       and Chief Executive Officer


                                   TFP ACQUISITION CORP.,
                                   a South Carolina corporation


                                   By:  /s/ Richard M. Giles
                                       ------------------------------
                                       Richard M. Giles, President


                                   TFP INC.,
                                   a South Carolina corporation


                                   By:  /s/ Barry B. White
                                       ------------------------------
                                       Barry B. White, President


                                   /s/ Barry B. White
                                   ------------------------------
                                   Barry B. White, individually